UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

RPM INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

               Frank C. Sullivan
Chairman and Chief Executive Officer

August 28, 2009

To RPM International Stockholders:

I would like to extend a personal invitation for you to join us at this year’s Annual Meeting of RPM Stockholders which will be held at 2:00 p.m., Eastern Daylight Time, Thursday, October 8, 2009, at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio.

At this year’s Annual Meeting, you will vote on the election of five Directors, on a proposal to approve an amendment to our 2004 Omnibus Equity and Incentive Plan, and on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010. Further, you are being asked to vote on a stockholder proposal. We also look forward to giving you a report on the first quarter of our current fiscal year, which ends on August 31. As in the past, there will be a discussion of the Company’s business, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

Sincerely yours,

Frank C. Sullivan

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING RIGHTS
STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
RELATED PERSON TRANSACTIONS
FORWARD-LOOKING STATEMENTS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RPM INTERNATIONAL INC. AMENDED AND RESTATED 2004 OMNIBUS EQUITY AND INCENTIVE PLAN
BACKGROUND AND SUMMARY
HIGHLIGHTS OF CERTAIN CONTINUING PROVISIONS OF THE OMNIBUS PLAN
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL FOUR
STOCKHOLDER PROPOSAL
THE BOARD OF DIRECTORS’ RESPONSE TO THE STOCKHOLDER PROPOSAL
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is Hereby Given that the Annual Meeting of Stockholders of RPM International Inc. will be held at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 8, 2009, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

(1)	To elect five Directors in Class II for a three-year term ending in 2012;

(2)	To approve an amendment to the RPM International Inc. Amended and Restated 2004 Omnibus Equity and Incentive Plan;

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2010;

(4)	To consider a stockholder proposal submitted by Gerald R. Armstrong to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of shares of Common Stock of record at the close of business on August 14, 2009 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

Edward W. Moore
Vice President, General Counsel
and Secretary

August 28, 2009

Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258

PROXY STATEMENT

Mailed on or about August 28, 2009

Annual Meeting of Stockholders to be held on October 8, 2009

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 8, 2009, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the election of the five nominees listed on the Proxy; (ii) FOR approval of an amendment to the RPM International Inc. Amended and Restated 2004 Omnibus Equity and Incentive Plan; (iii) FOR ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010; and (iv) AGAINST the stockholder proposal submitted by Gerald R. Armstrong to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually.

Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview. Also, the Company has engaged a professional proxy solicitation firm, Georgeson Inc., to assist it in soliciting proxies. The Company will pay a fee of approximately $9,000, plus expenses, to Georgeson for its services.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 8, 2009: Proxy materials for the Company’s Annual Meeting, including the 2009 Annual Report and this Proxy Statement, are now available over the Internet by accessing the Investor Information section of our website at www.rpminc.com. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and you may have to request to receive a printed set of the proxy materials. To access the proxy materials over the Internet or to request an additional printed copy, go to www.rpminc.com. You also can obtain a printed copy of this Proxy Statement, free of charge, by writing to: RPM International Inc., c/o Secretary, 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

VOTING RIGHTS

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 14, 2009. On that date, the Company had 129,096,123 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies, which are marked, with respect to the election of Directors, “withheld” will be counted as shares present for the purpose of determining whether a quorum is present.

Nominees for election as Directors who receive the greatest number of votes will be elected Directors. Broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Our Corporate Governance Guidelines include a majority voting policy, which sets forth our procedures if a Director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, the Board expects any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation following certification of the stockholder vote. The Board shall fill Board vacancies and new Directorships and shall nominate for election or re-election as Director only candidates who agree to tender their resignations in such circumstances. The Governance and Nominating Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will make recommendations to the Board for its prompt consideration with respect to any such letter of resignation. For the full details of our majority voting policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.rpminc.com.

Pursuant to the Company’s Amended and Restated By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Company’s Amended and Restated Certificate of Incorporation, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

If you have any questions or need any assistance in voting your shares of Common Stock, please contact the Company’s proxy solicitor:
Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038
(800) 336-5134 (Toll Free)
Banks and Brokerages please call:
(212) 440-9800

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2009, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

	Number of Shares	Percentage of
	of Common Stock	Shares of
Name of Beneficial Owner	Beneficially Owned(1)	Common Stock(1)

Barclays Global Investors, NA(2)	8,433,750	6.6%
Capital Research Global Investors(3)	7,900,000	6.1
John P. Abizaid(4)	6,000	*
Bruce A. Carbonari(5)	12,420	*
David A. Daberko(6)	7,700	*
Paul G. P. Hoogenboom(7)	223,218	0.1
James A. Karman(8)	162,144	0.1
Stephen J. Knoop(9)	219,305	0.1
Donald K. Miller(10)	52,700	*
Frederick R. Nance(11)	5,200	*
William A. Papenbrock(12)	28,772	*
Charles A. Ratner(13)	14,295	*
Ronald A. Rice(14)	334,043	0.2
Frank C. Sullivan(15)	1,139,833	0.9
Thomas C. Sullivan(16)	221,380	0.1
William B. Summers, Jr.(17)	20,700	*
Ernest Thomas(18)	0	*
Jerry Sue Thornton(19)	12,412	*
P. Kelly Tompkins(20)	322,919	0.2
Joseph P. Viviano(21)	22,700	*
All Directors and executive officers as a group (twenty persons including the Directors and executive officers named above)(22)	2,859,043	2.2

*	Less than 0.1%.

(1)	In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2009, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	According to a Schedule 13G filed with the Commission on February 5, 2009, (i) Barclays Global Investors, NA has sole voting power and sole dispositive power with respect to 3,009,439 and 3,681,363 shares of Common Stock, respectively, and beneficially owns 3,681,363 of these shares of Common Stock, (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to 3,888,080 and 4,614,883 shares of Common Stock, respectively, and beneficially owns 4,614,883 of these shares of Common Stock, (iii) Barclays Global Investors, Ltd. has sole voting power and sole dispositive power with respect to 4,249 and 92,051 shares of Common Stock, respectively, and beneficially owns 92,051 of these shares of Common Stock, (iv) Barclays Global Investors Japan Limited has sole voting power and sole dispositive power with respect to, and beneficially owns, 27,100 shares of Common Stock, (v) Barclays Global Investors Canada Limited has sole voting power and sole dispositive power with respect to, and beneficially owns, 4,085 shares of Common Stock, (vi) Barclays Global Investors Australia Limited has sole voting power and sole dispositive power with respect to, and beneficially owns, 14,268 shares of Common Stock. Barclays Global Investors, NA and Barclays Global Fund Advisors are located at 400 Howard Street, San Francisco, California 94105. Barclays Global Investors, Ltd. is located at Murray House, 1 Royal Mint Court, London EC3N 4HH. Barclays Global Investors Japan Limited is located at Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. Barclays Global Investors Canada Limited is located at Brookfield Place, 161 Bay Street,

Suite 2500, PO Box 614, Toronto, Ontario M5J 2S1, Canada. Barclays Global Investors Australia Limited is located at Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220.

(3)	According to a Schedule 13G filed with the Commission on February 17, 2009, Capital Research Global Investors, a division of Capital Research and Management Company, as of December 31, 2008, has sole voting power over the 7,900,000 shares of Common Stock and sole dispositive power over the 7,900,000 shares of Common Stock shown in the table above. Capital Research Global Investors is located at 333 South Hope Street, Los Angeles, California 90071.

(4)	Mr. Abizaid is a Director of the Company.

(5)	Mr. Carbonari is a Director of the Company.

(6)	Mr. Daberko is a Director of the Company.

(7)	Mr. Hoogenboom is an executive officer of the Company. His ownership is comprised of 100,224 shares of Common Stock which he owns directly, 121,250 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2009 through the exercise of stock options, and approximately 1,744 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan which represents Mr. Hoogenboom’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2009.

(8)	Mr. Karman is a Director of the Company. Mr. Karman’s ownership is comprised of 103,772 shares of Common Stock which he owns directly and 58,372 shares of Common Stock which are held by a family-owned corporation of which Mr. Karman is an officer and director. Ownership of the shares of Common Stock held by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

(9)	Mr. Knoop is an executive officer of the Company. His ownership is comprised of 91,141 shares of Common Stock which he owns directly, 125,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2009 through the exercise of stock options, and approximately 3,164 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan which represents Mr. Knoop’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2009.

(10)	Mr. Miller is a Director of the Company. Mr. Miller’s ownership is comprised of 22,700 shares of Common Stock which he owns directly, 25,000 shares of Common Stock which are held by a family partnership, and 5,000 shares of Common Stock which are held by a trust of which Mr. Miller is settler and co-trustee. Ownership of the shares of Common Stock held by the family partnership and by the trust is attributed to Mr. Miller pursuant to Commission rules.

(11)	Mr. Nance is a Director of the Company.

(12)	Mr. Papenbrock is a Director of the Company.

(13)	Mr. Ratner is a Director of the Company. Mr. Ratner’s ownership is comprised of 9,295 shares of Common Stock which he owns directly and 5,000 shares of Common Stock which are held by a trust of which Mr. Ratner is settlor and co-trustee. Ownership of the shares of Common Stock held by the trust is attributed to Mr. Ratner pursuant to Commission rules. Mr. Ratner received a portion of his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2009, Mr. Ratner had approximately 6,487 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(14)	Mr. Rice is an executive officer of the Company. His ownership is comprised of 185,438 shares of Common Stock which he owns directly, 144,700 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2009 through the exercise of stock options, and approximately 3,905 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Rice’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2009.

(15)	Mr. Frank C. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan’s ownership is comprised of 605,610 shares of Common Stock which he owns directly, 9,900 shares of Common Stock which he holds as custodian for his sons, 515,300 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2009 through the exercise of stock options, 5,424 shares of Common Stock which are held in a trust for the benefit of Mr. Sullivan’s sons, and approximately 3,599 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2009. Ownership of the shares of Common Stock held as custodian for his sons and those held in a trust for the benefit of his sons are attributed to Mr. Sullivan pursuant to Commission rules.

(16)	Mr. Thomas C. Sullivan is Chairman Emeritus of the Board of Directors of the Company. Mr. Sullivan’s ownership is comprised of 120,160 shares of Common Stock which he owns directly, 83,857 shares of Common Stock that are held by the Thomas C. Sullivan Grantor Retained Annuity Trust Dated October 29, 2008, of which Mr. Sullivan is trustee and a beneficiary, and 17,363 shares of Common Stock which are owned by his wife. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Sullivan pursuant to Commission rules.

(17)	Mr. Summers is a Director of the Company.

(18)	Mr. Thomas was an executive officer of the Company. Mr. Thomas left the Company on June 18, 2008.

(19)	Dr. Thornton is a Director of the Company. Dr. Thornton has elected to receive her Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2009, Dr. Thornton had approximately 20,297 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(20)	Mr. Tompkins is an executive officer of the Company. Mr. Tompkins’s ownership is comprised of 166,707 shares of Common Stock which he owns directly, 153,125 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2009 through the exercise of stock options, and approximately 3,087 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Tompkins’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2009.

(21)	Mr. Viviano is a Director of the Company. Mr. Viviano has elected to receive his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2009, Mr. Viviano had approximately 14,048 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(22)	The number of shares of Common Stock shown as beneficially owned by the Directors and executive officers as a group on May 31, 2009 includes 1,072,875 shares of Common Stock which the Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock options, and approximately 22,952 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2009.

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at thirteen, with the Board of Directors divided into three Classes. Each of Class I and Class III has four Directors and Class II has five Directors. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

The term of office of Class II of the Board of Directors expires at this year’s Annual Meeting. The term of office of the persons elected Directors in Class II at this year’s Annual Meeting will expire at the time of the Annual Meeting held in 2012. Each Director in Class II will serve until the expiration of that term or until his successor shall have been duly elected. The Board of Directors’ nominees for election as Directors in Class II are General John P. Abizaid (Retired), Bruce A. Carbonari, James A. Karman, Donald K. Miller and Joseph P. Viviano. Each of Messrs. Abizaid, Carbonari, Karman, Miller and Viviano currently serves as a Director in Class II. The Company has an informal retirement policy which provides that Directors over the age of 75 normally do not stand for re-election. Mr. Donald K. Miller, age 77 and a Director in Class II, however, has agreed to stand for re-election at this year’s Annual Meeting. The Governance and Nominating Committee requested Mr. Miller to continue to serve notwithstanding the Company’s informal retirement policy. In making this request, the Committee concluded that Mr. Miller’s experience in investment banking and domestic and international capital markets, and his extensive knowledge of the Company’s finances, were of significant value to the Company during the current period of instability in the financial markets.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the five nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than five nominees or for persons other than those named below and any such substitute nominee for any of them.

NOMINEES FOR ELECTION

General John P. Abizaid, age 58 — Director since 2008

Senior Partner, JPA Partners LLC, a Nevada-based strategic and analytic consulting firm. Gen. Abizaid retired from the U.S. Army in 2007 after 34 years of service, during which he rose from an infantry platoon leader to become a four-star general and the longest-serving commander of U.S. Central Command. During his distinguished career, his command assignments ranged from infantry combat to delicate international negotiations. Gen. Abizaid graduated from the U.S. Military Academy with a bachelor of science degree in 1973. His civilian studies include an Olmsted Scholarship at the University of Jordan, Amman, and a master of arts degree in Middle Eastern studies at Harvard University. Gen. Abizaid is a highly decorated officer who has been awarded the Defense Distinguished Service Medal, the Army Distinguished Service Medal, Legion of Merit and the Bronze Star.

Shares of Common Stock beneficially owned: 6,000	Nominee to Class II (term expiring in 2012)

Bruce A. Carbonari, age 53 — Director since 2002

Chairman and Chief Executive Officer, Fortune Brands, Inc., a diversified consumer products company, since 2008. He served as President and Chief Executive Officer from 2007 to 2008. Previously, he held positions with Fortune Brands business unit, Fortune Brands Home & Hardware LLC, as Chairman and Chief Executive Officer, from 2005 until 2007 and as President and Chief Executive Officer, from 2001 to 2005. Prior to joining the Moen business as President and Chief Operating Officer in 1990, Mr. Carbonari was Executive Vice President and Chief Financial Officer of Stanadyne, Inc., Moen’s parent company at that time. He began his career at PricewaterhouseCoopers prior to joining Stanadyne in 1981.

Shares of Common Stock beneficially owned: 12,420	Nominee to Class II (term expiring in 2012)

James A. Karman, age 72 — Director since 1963

Retired Vice Chairman, RPM International Inc. Mr. Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin. Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager at The Union Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM. From 1973 through 1978, Mr. Karman served as our Executive Vice President, Secretary and Treasurer and, prior to that time, as Vice President — Finance and Treasurer. From 1978 to 1999, he served as our President and Chief Operating Officer. Mr. Karman also served as Chief Financial Officer from 1982 to 1993, and again in 2001. He was Vice Chairman from 1999 to 2002.

Shares of Common Stock beneficially owned: 162,144	Nominee to Class II (term expiring in 2012)

Donald K. Miller, age 77 — Director since 1972

Chairman of Axiom International Investors LLC, an international equity asset management firm, since 1999. From 1986 to 1996, Mr. Miller was Chairman of Greylock Financial Inc., a venture capital firm. Formerly, Mr. Miller served as Chairman and CEO of Thomson Advisory Group L.P. (“Thomson”), a money management firm, from 1990 to 1993 and Vice Chairman from 1993 to 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller served as Director of PIMCO Advisors, L.P. from 1994 to 1997. Until June 2009, Mr. Miller was a Director of Layne Christensen Company, a successor corporation to Christensen Boyles Corporation, a supplier of mining products and services, where Mr. Miller served as Chairman from 1987 through 1995. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration.

Shares of Common Stock beneficially owned: 52,700	Nominee to Class II (term expiring in 2012)

Joseph P. Viviano, age 71 — Director since 2001

Retired Vice Chairman of Hershey Foods Corporation, a manufacturer, distributor and marketer of consumer food products. Prior to his retirement, Mr. Viviano served as the Vice Chairman of Hershey Foods from 1999 to 2000, and as its President and Chief Operating Officer from 1994 to 1999.

Shares of Common Stock beneficially owned: 22,700*	Nominee to Class II (term expiring in 2012)

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

Frederick R. Nance, age 55 — Director since 2007

Regional Managing Partner of Squire, Sanders & Dempsey L.L.P., Attorneys-at-law, Cleveland, Ohio, since 2007. Mr. Nance has also served on the firm’s worldwide, seven-person Management Committee since 2007. He received his B.A. degree from Harvard University and his J.D. degree from the University of Michigan. Mr. Nance joined Squire, Sanders & Dempsey L.L.P. directly from law school, became partner in 1987 and served as the Managing Partner of the firm’s Cleveland office from 2002 until 2007. Mr. Nance serves on the boards of Greater Cleveland Partnership, The Cleveland Foundation, the Cleveland Clinic, and the Cleveland Museum of Art. Squire, Sanders & Dempsey L.L.P. provides legal services to the Company from time-to-time.

Shares of Common Stock beneficially owned: 5,200	Director in Class III (term expiring in 2011)

*  Mr. Viviano has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of his Directors’ fees in the form of stock equivalent units. As of May 31, 2009, Mr. Viviano had approximately 14,048 stock equivalent units in the Deferred Compensation Program.

Charles A. Ratner, age 68 — Director since 2005

Mr. Ratner’s principal occupation is President and Chief Executive Officer of Forest City Enterprises, Inc. (FCE) since 1993 and 1995, respectively. Mr. Ratner serves on the Board of Directors for American Greetings Corporation, Greater Cleveland Partnership, University Hospitals, and the United Jewish Communities. Mr. Ratner also serves on the Board of Trustees for the Mandel Associated Foundations, David and Inez Myers Foundation, The Harry Ratner Human Services Foundation, The Rina & Samuel Frankel Family Foundation, The Bennett & Donna Yanowitz Foundation, the Musical Arts Association and the Jewish Education Center of Cleveland. In addition, Mr. Ratner serves on the Board of Governors for the National Association of Real Estate Investment Trusts and for the Jewish Agency for Israel, and is on the Executive Committee for United Way of Greater Cleveland and is a Trustee-for-Life for the Jewish Community Federation of Cleveland.

Shares of Common Stock beneficially owned: 14,295**	Director in Class III (term expiring in 2011)

William B. Summers, Jr., age 59 — Director since 2004

Retired Chairman and Chief Executive Officer of McDonald Investments Inc., an investment banking and securities firm and a part of KeyBank Capital Markets. Prior to his retirement, Mr. Summers served as Chairman of McDonald Investments Inc. from 2000 to 2006, and as its Chief Executive Officer from 1994 to 2000. From 1998 until 2000, Mr. Summers served as the Chairman of Key Capital Partners and an Executive Vice President of KeyCorp. Mr. Summers is a Director of Developers Diversified Realty Corporation, and Greatbatch, Inc. and a member of the Advisory Boards of Molded Fiber Glass Companies and Dix & Eaton Inc.

Shares of Common Stock beneficially owned: 20,700	Director in Class III (term expiring in 2011)

Dr. Jerry Sue Thornton, age 62 — Director since 1999

President of Cuyahoga Community College since 1992. From 1985 to 1992, Dr. Thornton served as President of Lakewood Community College in White Bear Lake, Minnesota. She received her Ph.D. degree from the University of Texas at Austin and her M.A. and B.A. degrees from Murray State University. Dr. Thornton is also a Director of American Greetings Corporation, American Family Insurance and Applied Industrial Technologies, Inc. Dr. Thornton is also a board member of United Way of Cleveland, Greater Cleveland Partnership and the Rock and Roll Hall of Fame and Museum — Cleveland and New York.

Shares of Common Stock beneficially owned: 12,412***	Director in Class III (term expiring in 2011)

**    Mr. Ratner previously participated in the Company’s Deferred Compensation Program, and deferred the payment of his Directors’ fees in the form of stock equivalent units. As of May 31, 2009, Mr. Ratner had approximately 6,487 stock equivalent units in the Deferred Compensation Program.
***  Dr. Thornton has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of her Directors’ fees in the form of stock equivalent units. As of May 31, 2009, Dr. Thornton had approximately 20,297 stock equivalent units in the Deferred Compensation Program.

David A. Daberko, age 64 — Director since 2007

Retired Chairman of the Board and Chief Executive Officer, National City Corporation, now a part of PNC Financial Services Group, Inc. Mr. Daberko earned a bachelor’s degree from Denison University and a M.B.A. degree from the Weatherhead School of Management at Case Western Reserve University. He joined National City Bank in 1968. Mr. Daberko was elected Deputy Chairman of National City Corporation and President of National City Bank in Cleveland in 1987. He served as President and Chief Operating Officer of National City Corporation from 1993 until 1995 when he was named Chairman and Chief Executive Officer. Mr. Daberko is a director of Marathon Oil Corporation. He is a trustee of Case Western Reserve University, University Hospitals Health System and Hawken School.

Shares of Common Stock beneficially owned: 7,700	Director in Class I (term expiring in 2010)

William A. Papenbrock, age 70 — Director since 1972

Retired Partner, Calfee, Halter & Griswold LLP, Attorneys-at-law, since 2000. Mr. Papenbrock received his B.S. degree in Business Administration from Miami University (Ohio) and his LL.B. degree from Case Western Reserve Law School. After serving one year as the law clerk to Chief Justice Taft of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold LLP as an attorney in 1964. He became a partner of the firm in 1969 and is the past Vice Chairman of the firm’s Executive Committee. Calfee, Halter & Griswold LLP serves as counsel to the Company.

Shares of Common Stock beneficially owned: 28,772	Director in Class I (term expiring in 2010)

Frank C. Sullivan, age 48 — Director since 1995

Chairman and Chief Executive Officer, RPM International Inc. Mr. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987, Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as Regional Sales Manager from 1987 to 1989 at RPM’s AGR Company joint venture. In 1989, he became RPM’s Director of Corporate Development. He became a Vice President in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001, Chief Executive Officer in 2002, and was elected Chairman of the Board in 2008. Mr. Sullivan serves on the boards of The Timken Company, The Cleveland Foundation, the National Paint and Coatings Association, the Cleveland Rock and Roll Hall of Fame and Museum, Greater Cleveland Partnership, the Ohio Business Roundtable, the Army War College Foundation, Inc., the Chamber of Commerce of the United States, and the Medina County Bluecoats. Frank C. Sullivan is the son of Thomas C. Sullivan.

Shares of Common Stock beneficially owned: 1,148,252	Director in Class I (term expiring in 2010)

Thomas C. Sullivan, age 72 — Director since 1963

Chairman Emeritus, RPM International Inc. Mr. Thomas C. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the Board. He also served as President from 1970 to 1978 and Chief Executive Officer from 1971 to 2002. In October 2008, Mr. Sullivan retired after 37 years of serving as Chairman, and now serves on the Board of Directors as Chairman Emeritus. Mr. Sullivan is also a Director of Kaydon Corporation.

Shares of Common Stock beneficially owned: 221,380	Director in Class I (term expiring in 2010)

INFORMATION REGARDING MEETINGS AND COMMITTEES
OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Executive Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers, and employees.

The charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee and the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Manager of Investor Relations, RPM International Inc., P.O. Box 777, Medina, Ohio 44258. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

The Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Commission, and any other applicable laws, rules and regulations. Pursuant to the NYSE listing standards, the Board of Directors adopted categorical standards (the “Categorical Standards”) to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards. The Categorical Standards are available on the Company’s website at www.rpminc.com.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM’s senior management.

In July 2009, the Board of Directors performed its annual director independence review for 2010. As part of this review, the Board of Directors considered common public, private and charitable board memberships among our executive officers and Directors, including Dr. Thornton and Messrs. Carbonari, Daberko, Nance, Ratner and Summers. The Board of Directors does not believe that any of these common board memberships impairs the independence of the Directors. In addition, the Board of Directors considered that Mr. Nance is the Regional Managing Partner of Squire, Sanders & Dempsey L.L.P., a law firm that provides legal services to the Company. The Board of Directors also considered that Mr. Papenbrock is a retired partner of Calfee, Halter & Griswold LLP, a law firm that provides legal services to the Company. The Board of Directors does not believe that either of these law firm relationships impairs the independence of the Directors.

In determining the independence of Mr. Daberko, the Board of Directors further considered the stock transfer agent and banking services provided by National City Bank, now a part of PNC Financial Services Group, Inc. The Board of Directors determined that Mr. Daberko had no material interest in any such transactions.

As a result of this review, the Board of Directors determined that 11 out of 13 current Directors are independent, and that all members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent. The Board of Directors determined that Dr. Thornton and Messrs. Abizaid, Carbonari, Daberko, Karman, Miller, Nance, Papenbrock, Ratner, Summers and Viviano meet the Categorical Standards and are independent and, in addition, satisfy the independence requirements of the NYSE.

Mr. Frank C. Sullivan is not considered to be independent because of his position as Chairman and Chief Executive Officer of RPM. Mr. Thomas C. Sullivan is not considered to be independent because he is the father of Mr. Frank C. Sullivan.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor, and prepares the report of the Audit Committee. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has also determined that each member of the Audit Committee, other than Mr. Papenbrock, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. Each audit committee financial expert also satisfies the NYSE accounting and financial management expertise requirements.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report. The Compensation Committee administers the Company’s Stock Option Plans, Incentive Compensation Plan, Restricted Stock Plan, 2003 Restricted Stock Plan for Directors and 2004 Omnibus Equity and Incentive Plan. The Compensation Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company. The Compensation Committee may delegate its authority to a subcommittee or subcommittees. Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Our Chief Executive Officer and our President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of such consultants.

Governance and Nominating Committee

The Governance and Nominating Committee reports to the Board of Directors on all matters relating to corporate governance of the Company, including the development and recommendation to the Board of

Directors of a set of corporate governance principles applicable to the Company, selection, qualification and nomination of the members of the Board of Directors and nominees to the Board, and administration of the Board’s evaluation process. Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the current Directors.

The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at P.O. Box 777, Medina, Ohio 44258, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the potential candidates. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	the name and record address of the stockholder who is submitting the notice; and

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity.

Stockholders who desire to nominate a proposed nominee for Director at an Annual Meeting must also comply with the requirements set forth in the Company’s Amended and Restated By-Laws concerning such nominations.

Committee Membership

Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 2009 in parentheses:

Executive		Compensation	Governance and
Committee (0)	Audit Committee (10)	Committee (3)	Nominating Committee (3)

Frank C. Sullivan	William B. Summers, Jr.	Charles A. Ratner	Joseph P. Viviano
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Charles A. Ratner	James A. Karman	John P. Abizaid	Bruce A. Carbonari
Thomas C. Sullivan	Donald K. Miller	David A. Daberko	Frederick R. Nance
William B. Summers, Jr.	William A. Papenbrock	Dr. Jerry Sue Thornton	William A. Papenbrock
Dr. Jerry Sue Thornton

Under the Company’s Amended and Restated By-Laws, the Board of Directors may designate one or more independent Directors as alternate members of any Committee, in order to replace any absent or disqualified member at any meetings. The Board of Directors has designated Mr. Papenbrock as an alternate member of the Compensation Committee and Dr. Thornton as an alternate member of the Governance and Nominating Committee. Each alternate member also meets the applicable independence, composition and related requirements of the Commission and the NYSE with respect to his or her respective Committees.

Board Meetings

The Board of Directors held six meetings during the fiscal year ended May 31, 2009. All of the Directors, during the fiscal year ended May 31, 2009, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board of Directors on which the Director served, during the periods that the Director served.

Independent Directors Meetings

Each of the Directors, other than Frank C. Sullivan, is a non-management Director. Each of the non-management Directors, other than Thomas C. Sullivan, was independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines during fiscal 2009. The Company’s independent Directors meet in executive sessions each year in January, April and July. For the coming year, the presiding Director for the January, April and July meetings will be Joseph P. Viviano, Charles A. Ratner, and William B. Summers, Jr., respectively.

Communications with the Board of Directors

Stockholders and other interested persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel, RPM International Inc., P.O. Box 777, Medina, Ohio 44258 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the presiding Director for the next scheduled meeting of independent Directors.

All communications received in accordance with these procedures will be reviewed initially by RPM’s General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he determines that such communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.

Attendance at Annual Meetings of Stockholders

It is a policy of the Board of Directors that all its members attend the Annual Meeting absent exceptional cause. All of the Directors who were at that time members of the Board of Directors, other than Mr. Miller, were present at the October 2008 Annual Meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

RPM’s compensation programs are designed to support our founder’s philosophy:

•	Hire the best people you can find.

•	Create an atmosphere that will keep them.

•	Then let them do their jobs.

Our general compensation philosophy is that our executive officers should be well compensated for achieving strong operating results. We seek to compensate our executive officers at a fair level of compensation which reflects RPM’s positive operating financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.

The Compensation Committee has designed compensation policies and programs for our executive officers which are intended to compensate the executive officers at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry, with the potential for higher than average compensation when we exceed our annual business plan. Our primary compensation goals are to retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with those of our stockholders.

Role of the Compensation Committee

The Compensation Committee Charter provides for the Compensation Committee to oversee RPM’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board of Directors an appropriate compensation and benefits philosophy and strategy for RPM. The Compensation Committee consists of four independent Directors (and one alternate member) who are appointed to the Compensation Committee by, and report to, the entire Board of Directors. Each member of the Compensation Committee, as well as the alternate member, qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Exchange Act, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and as an “independent” director under the rules of the NYSE. The Compensation Committee Charter is available on our website at www.rpminc.com.

Comparative Framework

We periodically evaluate the competitiveness of our executive compensation programs. In 2009, the Compensation Committee retained a professional compensation consulting firm, Pearl Meyer & Partners, or Pearl Meyer, to conduct a compensation benchmark study. Pearl Meyer reviewed and evaluated our compensation packages for our key officers in light of the levels of compensation being offered by companies in the specialty chemicals industry and other related industries which fall within a reasonable size range (in terms of revenues) and operate businesses similar to that of the Company. These companies included:

PPG Industries, Inc.	Albemarle Corporation	FMC Corporation
The Sherwin-Williams Company	The Lubrizol Corporation	The Valspar Corporation
PolyOne Corporation	Ferro Corporation	Eastman Chemical Company
Nalco Holding Company	Cytec Industries Inc.	Ecolab Inc.
Rockwood Holdings Inc.

Pearl Meyer reviewed both published survey and peer group proxy data to determine competitive pay levels for each officer position for the following elements of compensation: base salary, target annual incentive opportunity, target total cash compensation (base salary plus target annual incentives), and target total direct compensation (target total cash compensation plus long term incentive compensation). Two primary surveys were used by Pearl Meyer in its analysis: the Mercer 2008 Executive Compensation

Survey and the Watson Wyatt 2008/2009 Survey on Top Management Compensation. Based on its analysis and findings, Pearl Meyer concluded that the Company’s target total direct compensation levels were competitive with the market median.

Elements of Compensation

Our named executive officer compensation program for fiscal 2009 included three main elements:

•	Base salary;

•	Annual cash incentive compensation; and

•	Equity-based incentives, including restricted stock and stock appreciation rights.

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a competitive base salary while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and provide the executive with additional compensation through short- and long-term incentives.

The mix of compensation for our named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). In July 2007, our Compensation Committee granted new long-term incentive awards in order to more heavily weight the mix of compensation for our named executive officers toward at-risk pay. Maintaining this pay mix will result in a pay-for-performance orientation, which aligns to our compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance.

Role of Executives in Determining Compensation

Our Chief Executive Officer and our President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. These assessments involve the gathering of compensation data, such as base salary, cash incentive and equity awards for similarly situated officers at companies in the diversified chemicals and specialty chemicals segments of the Company’s industry which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company. See “Comparative Framework” for more information about this review. With this information in hand, and as stated on the previous page under the heading “Overview,” the executive officers identified above recommend to the Compensation Committee levels of compensation that are “at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry” and aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made. As noted above, based upon the results of the Pearl Meyer compensation benchmark study, fiscal 2009 target total direct compensation levels for the Company’s executive officers approximated the market median.

Base Salary

Base salary represents amounts paid during the fiscal year to named executive officers as direct compensation for their services to us. Base salary and increases to base salary recognize the overall experience, position and responsibilities within RPM and expected contributions to RPM of each named executive officer. Adjustments to salaries are used to reward superior individual performance of our named executive officers on a day-to-day basis during the year and to encourage them to perform at their highest levels. We also use our base salary to retain top quality executives and attract management employees from other companies. Consistent with this philosophy, in July 2008 our Chief Executive Officer recommended to the Compensation Committee increases in base salary for each of the named executive officers for fiscal 2009. These increases were based upon an analysis of:

•	RPM’s fiscal 2008 operating results (excluding asbestos items);

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2007 and 2008 and proposed amounts for 2009.

In July 2009, our Chief Executive Officer recommended to the Compensation Committee no increase in the base salary for each of the named executive officers for fiscal 2010. As in the past, these recommendations were based upon an analysis of:

•	RPM’s fiscal 2009 operating results (excluding asbestos items);

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2008 and 2009 and proposed amounts for 2010.

The base salary amounts for fiscal 2010, which were effective as of June 1, 2009, are: Mr. Sullivan, $825,000; Mr. Rice, $600,000; Mr. Tompkins, $465,000; Mr. Hoogenboom, $346,000; and Mr. Knoop, $335,000. Base salaries for fiscal 2010 for each of Messrs. Sullivan, Tompkins, Hoogenboom and Knoop remain unchanged from fiscal 2009 levels. Mr. Rice’s base salary was increased to $600,000 effective October 1, 2008 in connection with his election as the Company’s President, and his base salary for fiscal 2010 remains unchanged.

With respect to the setting of base salaries, the items listed above: (i) operating results; (ii) a comparison of Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and (iii) base salary and bonus compensation information for 2008 and 2009 and proposed amounts for 2010, are analyzed to arrive at a target percentage increase for base salaries. Operating results and Five-Year Cumulative Total Returns are important to gauge whether the Company is keeping pace with its peer group, and if not, whether an increase in base salary would be defensible given RPM’s relative performance versus its peers. Finally, historical and proposed compensation information is important to the analysis to ensure that the individual officer’s compensation, given the individual officer’s experience, position and responsibilities, exhibits a logical progression supported by the Company’s operating results and the comparison of the Company’s performance to its peer group of companies.

Annual Cash Incentive Compensation

For fiscal 2009, we provided annual cash incentive compensation under the Amended and Restated 1995 Incentive Compensation Plan, which was designed to motivate participants to achieve our financial objectives and reward executives for their achievements when those objectives are met. All named executive officers who are Covered Employees under Section 162(m) of the Internal Revenue Code, namely the Chief Executive Officer and the next three highest paid executive officers, excluding the Chief Financial Officer, participated in the fiscal 2009 incentives. Although the Chief Financial Officer is not a Covered Employee by definition, the Compensation Committee evaluates the Chief Financial Officer under the same performance criteria in awarding incentive compensation as used to determine the cash incentive compensation of the other named executive officers. The amount of cash incentive compensation earned by our named executive officers in fiscal 2009 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. We paid these amounts in July 2009.

In July 2008, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive compensation award pool under the Incentive Compensation Plan, or the

Incentive Plan, to be awarded to each of the Covered Employees in respect of the Company’s performance for the fiscal year ending May 31, 2009 as follows: Frank C. Sullivan, 40%; Ronald A. Rice, 20%; Paul G. P. Hoogenboom, 20%; and Stephen J. Knoop, 20%. The Compensation Committee left unchanged for fiscal 2009 that the cash incentives paid would range from zero to 133% of salary with a target of 100% of salary. The Compensation Committee may reduce or eliminate the amount of a named executive officer’s annual cash incentive award, at the Compensation Committee’s sole discretion, based solely on individual performance.

The Incentive Plan in place for fiscal 2009 provided for an aggregate cash incentive compensation award pool of 1.5% of our pre-tax income for fiscal 2009. In July 2009, the Compensation Committee calculated the aggregate non-equity compensation award pool based on our audited pre-tax income and each individual’s cash incentive payout amount. For fiscal 2009, the Company’s reported pre-tax income was $180.9 million, providing a cash incentive compensation award pool under the Incentive Plan for the Covered Employees of approximately $2.7 million. Upon the recommendation of our Chief Executive Officer, and after a review of a variety of factors described below, the Committee awarded cash incentives totaling $705,000 to the Covered Employees, which was significantly below the aggregate amount authorized to be paid pursuant to the award pool formula. The cash incentive compensation paid to the Covered Employees equalled approximately 33% of their salary for fiscal 2009.

In July 2009, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive award pool under the Incentive Plan to be awarded to each of the Covered Employees under Section 162(m) of the Internal Revenue Code in respect of the Company’s performance for the fiscal year ending May 31, 2010 as follows: Frank C. Sullivan, 40%; Ronald A. Rice, 30%; Paul G. P. Hoogenboom, 15%; and Stephen J. Knoop, 15%. The Compensation Committee also determined that for fiscal 2010 the cash incentive compensation paid would range from zero to 133% of salary with a target of 100% of salary. P. Kelly Tompkins, the Chief Financial Officer of the Company, although not a Covered Employee under the Section 162(m) definition, is eligible to receive cash incentive compensation for fiscal 2010 based on the same performance criteria as the Covered Employees listed above.

The named executive officers during fiscal 2009 had financially measured performance objectives that were the same as the corporate performance objectives described below. These performance objectives are evaluated independently, and it is not necessary to obtain each performance objective to receive an award. However, none of the corporate performance objectives was achieved for fiscal 2009.

The corporate performance objectives that were targeted are as follows:

•	Net sales target for fiscal 2009 was $3.820 billion versus actual net sales of $3.368 billion;

•	Net income target for fiscal 2009 was $241 million versus actual net income of $120 million; and

•	Earnings per share target for fiscal 2009 was $1.84 versus actual earnings per share of $0.93.

As provided for in the Incentive Plan, these results excluded the impact of asbestos items.

As disclosed above, the Incentive Plan in place for fiscal 2009 provided for an aggregate cash incentive compensation award pool of approximately $2.7 million. The maximum portion of the award pool that each named executive officer could be awarded was: Mr. Sullivan — 40% or $1,080,000; and each of Messrs. Rice, Hoogenboom and Knoop — 20% or $540,000. However, the Compensation Committee had set a maximum award of 133% of the named executive officer’s base salary as a limit, with a target award of 100% of the named executive officer’s base salary. As a result, the approximate maximum award that could be earned by certain of the named executive officers was: Mr. Hoogenboom — $460,000 and Mr. Knoop — $446,000.

As economic conditions deteriorated sharply during the first quarter and early second quarter of fiscal 2009, it became apparent that the Company would not achieve the corporate performance objectives established under the Incentive Plan and that different goals and objectives were required in light of the dramatic change in business conditions and near crisis conditions in the broad capital markets. As a result, the Company initiated several major initiatives to enhance its capital structure, control costs, reduce inventory, and enhance cash flow. These included:

•	the establishment of an amended credit facility and a new three-year accounts receivable facility providing enhanced liquidity to the Company;

•	headcount reductions throughout the organization involving nearly 10% of the workforce and implementation of a hiring and salary freeze; and

•	a focus on cash flow generation.

As a result, the Company significantly surpassed its original plan for fiscal year cash generation with $267 million of after tax cash from operations, and concluded the year with an historically high level of liquidity at $622 million.

The Compensation Committee has discretion to determine that non-financially measured management objectives were achieved and to award a portion of the annual cash incentive compensation based upon the achievement of those objectives. The Compensation Committee determined to exercise that discretion and make awards based upon its subjective assessment of the named executive officers’ contribution to the development and implementation of the initiatives described above. Each of the named executive officers received the following cash incentive compensation awards: (a) Mr. Sullivan was awarded $275,000; (b) Mr. Rice was awarded $200,000; (c) Mr. Tompkins was awarded $155,000; (d) Mr. Hoogenboom was awarded $115,000, and (e) Mr. Knoop was awarded $115,000. In each case, the annual cash incentive compensation award approximated 33% of the named executive officer’s base salary. The Compensation Committee did not attempt to identify specific performance objectives achieved by individual executive officers. Instead, its determination to make these awards reflected its view of the cooperative effort required in each executive officer’s area of responsibility in order to enable the Company to realize the benefit of these initiatives.

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. Under our 2004 Omnibus Equity and Incentive Plan, or Omnibus Plan, we can grant a variety of stock-based awards, including awards of restricted stock and stock appreciation rights. Our Chief Executive Officer makes annual recommendations to the Compensation Committee of the type and amount of equity awards for the Chief Executive Officer and other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Compensation Committee considers, in addition to the factors used to determine salary and cash incentive compensation:

•	the value of similar incentive awards to chief executive officers in our peer group and other similar companies, and

•	awards given to the Chief Executive Officer in past years.

In determining the equity incentive compensation of the other executive officers, the Compensation Committee reviews and approves a mix of business plan goals, with a significant amount of emphasis placed on the compensation recommendations of the Chief Executive Officer.

The Compensation Committee uses the various equity incentive awards available to it under the Omnibus Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance;

•	to incentivize future performance (both short-term and long-term);

•	to align executives’ long-term interest with that of the stockholders; and

•	to enhance the longer-term performance and profitability of the Company.

The Compensation Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of performance-based restricted stock and stock-settled stock appreciation rights.

Performance Earned Restricted Stock (PERS).  The Compensation Committee awards Performance Earned Restricted Stock, or PERS, under the Omnibus Plan. The threshold and maximum number of and performance goals for the award of PERS for a given fiscal year are set in July of that year. The determination of whether and to what extent the PERS have been achieved for a fiscal year is made at the October meeting of the Compensation Committee following the close of that fiscal year. Based on that determination, the actual grants, if any, with respect to a fiscal year are made at that same meeting. For example, with respect to fiscal 2008, the maximum number and performance goals were set in July 2007 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in October 2008. The actual grants were made by the Compensation Committee at that October 2008 meeting.

The percentage of shares with respect to which the performance goal has been achieved is determined by reference to the percentage increase of planned earnings before interest and taxes which is attained. In making the determination of whether the planned increase has been attained, the actual fiscal year results are adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as certified by the Company’s independent registered public accounting firm. If less than 75% of the planned increase is attained, then the performance goal will not be achieved with respect to any shares. If 75% to 100% of the planned increase is attained, then the performance goal will be achieved with respect to an equivalent percentage of shares. For example, if 91% of the planned increase is attained, then the performance goal will be achieved with respect to a maximum amount of 91% of the shares. The percentage of the planned increase attained will be rounded down to the closest whole number (e.g., 85.5% would be rounded down to 85%). If more than 100% of the planned increase is attained, then the performance goal will be achieved with respect to 100% of the shares.

In October 2008, based on the Company’s attainment of performance goals for fiscal 2008 that were set in July 2007, the Compensation Committee awarded PERS totaling 156,000 shares to executive officers. In July 2007, the Compensation Committee established a 10.2% increase in adjusted earnings before interest and taxes over fiscal 2007 levels as the target for purposes of determining the amount of PERS awards earned by the named executive officers with respect to fiscal 2008. PERS awards granted to the named executive officers in October 2008 are set forth below in the Grants of Plan-Based Awards for fiscal 2009 table.

In July 2008, pursuant to the Omnibus Plan, the Compensation Committee approved a contingent award of PERS to the Covered Employees of up to 200,000 shares (including 100,000 shares for the Chief Executive Officer) to be based on the level of attainment of fiscal 2009 performance goals related to an increase in planned earnings before interest and taxes. In July 2008, the Compensation Committee established a 4.1% increase in adjusted earnings before interest and taxes over fiscal 2008 levels as the target for purposes of determining the amount of PERS awards earned by the named executive officers with respect to fiscal 2009. However, the performance goals for such PERS were not achieved in fiscal 2009. The maximum number of PERS that would have been granted for each of the named executive officers had the performance goals been achieved is set forth below in the Grants of Plan-Based Awards for Fiscal 2009 table.

Stock Appreciation Rights (SARs).  In October 2008, pursuant to the Omnibus Plan, the Compensation Committee awarded Stock Appreciation Rights, or SARs, totaling 390,000 shares to the executive officers. The SARs awards granted to the named executive officers in October 2008 are set forth below in the Grants of Plan-Based Awards for Fiscal 2009 table.

Supplemental Executive Retirement Plan (SERP) Restricted Stock.  The RPM International Inc. 2007 Restricted Stock Plan was established to provide for the cash payment of supplemental retirement and death benefits to officers and other key employees of the Company designated by the Board of Directors whose retirement plan benefits may be limited under applicable law and the Internal Revenue Code. In July 2007, the Compensation Committee awarded 28,026 shares of restricted stock to the executive officers under the 2007 Restricted Stock Plan. In July 2008, the Compensation Committee awarded 22,814 shares of restricted stock to the executive officers under the 2007 Restricted Stock Plan. In July 2009, the Compensation Committee awarded 191,419 shares of restricted stock to the executive officers under the 2007 Restricted Stock Plan.

Performance Contingent Restricted Stock (PCRS).  In July 2007, the Compensation Committee approved contingent awards of Performance Contingent Restricted Stock, or PCRS, to the named executive officers. The purpose of the PCRS awards is to provide an added incentive to key officers to improve the long-term performance of the Company. The Compensation Committee determined that the PCRS awards were appropriate to continue the long-term incentive opportunity to key officers that was previously satisfied by awards under the Company’s 2002 Performance Accelerated Restricted Stock (PARS) Plan, which was terminated on July 17, 2007. The PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2007 ending May 31, 2010. The determination of whether and to what extent the PCRS awards are achieved will be made by the Compensation Committee following the close of fiscal 2010.

In making the determination of whether and to what extent the PCRS goals have been achieved, the actual fiscal 2010 results will be adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as audited by the Company’s independent registered public accounting firm, as well as major acquisitions and divestitures. The percentage of PCRS with respect to which the performance goals have been achieved will be determined by reference to the net income level and the return on invested capital during the performance period. The percentage of PCRS with respect to which the performance goals are not achieved will be forfeited. The Compensation Committee set the performance goals related to the PCRS awards at levels it believed to be achievable but would require the Company to meaningfully grow earnings.

Timing of Equity Grants

Equity grants are made in July and October at regularly scheduled meetings of the Compensation Committee. Board and Compensation Committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Employment Agreements

We are a party to the following employment agreements with our named executive officers:

•	Frank C. Sullivan. Effective December 31, 2008, we amended and restated our employment agreement with Mr. Sullivan that had been effective since June 1, 2006, pursuant to which Mr. Sullivan serves as our Chairman and Chief Executive Officer. Under his employment agreement, Mr. Sullivan is entitled to an annual base salary of not less than $825,000 effective as of June 1, 2009.

•	Ronald A. Rice. Effective December 31, 2008, we amended and restated our employment agreement with Mr. Rice that had been effective since June 1, 2006, pursuant to which Mr. Rice serves as our President and Chief Operating Officer. Under his employment agreement, Mr. Rice is entitled to an annual base salary of not less than $600,000 effective as of June 1, 2009.

•	P. Kelly Tompkins. Effective December 31, 2008, we amended and restated our employment agreement with Mr. Tompkins that had been effective since June 1, 2006, pursuant to which Mr. Tompkins serves as our Executive Vice President and Chief Financial Officer. Under his employment agreement, Mr. Tompkins is entitled to an annual base salary of not less than $465,000 effective as of June 1, 2009.

•	Paul G. P. Hoogenboom. Effective December 31, 2008, we amended and restated our employment agreement with Mr. Hoogenboom that had been effective since June 1, 2006, pursuant to which Mr. Hoogenboom serves as our Senior Vice President — Manufacturing and Operations and Chief Information Officer. Under his employment agreement, Mr. Hoogenboom is entitled to an annual base salary of not less than $346,000 effective as of June 1, 2009.

•	Stephen J. Knoop. Effective December 31, 2008, we amended and restated our employment agreement with Mr. Knoop that had been effective since June 1, 2006, pursuant to which Mr. Knoop serves as our Senior Vice President — Corporate Development. Under his employment agreement, Mr. Knoop is entitled to an annual base salary of not less than $335,000 effective as of June 1, 2009.

Pursuant to the employment agreements, each of Messrs. Frank C. Sullivan, Rice, Tompkins, Hoogenboom and Knoop serves for a term ending on May 31, 2009, which is automatically extended for additional one-year periods unless either party gives the other party notice of nonrenewal two months in advance of the annual renewal date. In accordance with these automatic extension provisions, the employment agreement with each of these named executive officers has been extended to May 31, 2010. Each of Messrs. Frank C. Sullivan, Rice, Tompkins, Hoogenboom and Knoop is also eligible to receive such annual cash incentive compensation or bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. Messrs. Frank C. Sullivan, Rice, Tompkins, Hoogenboom and Knoop are also generally entitled to participate in our employee benefit plans. Under the employment agreements, each of these named executive officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of the most recent model of a full-sized automobile.

See “Other Potential Post-Employment Compensation” for a discussion of additional terms of the employment agreements related to restrictive covenants and potential post-employment compensation.

Post-Employment Compensation and Change in Control

Each of the employment agreements with Messrs. Frank C. Sullivan, Rice, Tompkins, Hoogenboom and Knoop provides for payments and other benefits if the named executive officer’s employment terminates under certain circumstances, such as being terminated without cause within two years of a change in control. We believe that these payments and other benefits are important to recruiting and retaining our named executive officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Other Potential Post-Employment Compensation.” Mr. Thomas did not have an employment agreement with the Company.

Section 162(m) of the Internal Revenue Code

In the course of fulfilling its responsibilities, the Compensation Committee routinely reviews the impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to the Chief Executive Officer and the next three highest paid executive officers of the Company, excluding the Chief Financial Officer. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. The Company’s performance-based Incentive Plan, described above, and the Omnibus Plan satisfy the requirements of Section 162(m). Although the Compensation Committee carefully considers the impact of Section 162(m) when administering the Company’s compensation programs, the Compensation Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation. In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Compensation Committee may deem it appropriate at times to forgo Section 162(m) qualified awards in favor of awards that may not be fully tax-deductible. This has occurred, for example, when the Company’s operating results were adversely impacted by restructuring, asbestos or other non-operating charges, yet the Company performed significantly better than its business plan notwithstanding the charges.

Perks and Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance, pension benefits, and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. In fiscal 2009, we provided a Company match of up to 4% of the qualified retirement plan compensation limit per employee, which executives also were able to receive. RPM’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, named executive officers are not taxed on their contributions to the 401(k) retirement savings plan or earnings on those contributions until they receive distributions from the 401(k) retirement savings plan, and all RPM contributions are tax deductible by us when made.

During fiscal 2009 we provided car allowances to our named executive officers. Also during fiscal 2009, we made periodic executive physical examinations available to each named executive officer and provided financial and estate planning to Messrs. Frank C. Sullivan, Rice and Tompkins. In addition, we paid life insurance premiums for the benefit of our named executive officers.

We periodically review the perquisites that named executive officers receive.

Other Plans

In addition to the above described plans, the Company offers a tax qualified defined benefit retirement plan. Information about this plan can be found under the heading “Pension Benefits for Fiscal 2009.” The Company also offers a deferred compensation plan. Under this plan, selected management employees, certain highly compensated employees and Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts and Director fees until a future date. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Any compensation deferred under the plan is not included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which the compensation actually is paid. Additional information about this plan can be found under the heading, “Nonqualified Deferred Compensation for Fiscal 2009.”

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2009 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Charles A. Ratner, Chairman
John P. Abizaid
David A. Daberko
Dr. Jerry Sue Thornton

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, the individuals serving as our Chief Financial Officer and our other three highest paid executive officers for fiscal 2009. Where required, the table also sets forth compensation information for fiscal 2008 and fiscal 2007.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred		All
						Option	Incentive Plan	Compensation		Other
Name and Principal		Salary		Bonus	Stock Awards	Awards	Compensation	Earnings		Compensation	Total
Position	Year	($)		($)(1)	($)(2)(3)(4)	($)(2)(3)	($)(5)	($)(6)		($)(7)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)

Frank C. Sullivan	2009	825,000		0	621,549	849,700	275,000	10,587		90,637	2,672,473
Chairman and	2008	795,000		0	1,462,016	746,949	795,000	5,398		45,394	3,849,757
Chief Executive Officer	2007	775,000		0	1,329,790	497,484	1,030,000	20,756		53,038	3,706,068
Ronald A. Rice	2009	555,000		0	275,180	160,047	200,000	8,539		86,856	1,285,622
President and Chief	2008	450,000		0	556,207	150,103	600,000	4,876		51,739	1,812,925
Operating Officer	2007	435,000		0	471,163	150,118	575,000	15,793		39,447	1,686,521
P. Kelly Tompkins	2009	465,000		0	201,638	152,163	155,000	17,132		73,180	1,064,113
Executive Vice	2008	450,000		0	536,097	150,103	310,000	12,577		34,984	1,493,761
President and Chief	2007	435,000		0	482,860	150,118	575,000	22,493		47,022	1,712,493
Financial Officer(8)
Paul G. P. Hoogenboom	2009	346,000		0	100,632	108,274	115,000	11,235		45,914	727,055
Senior Vice	2008	335,000		0	299,289	116,640	445,000	8,292		24,783	1,229,004
President —	2007	325,000		0	394,470	125,997	430,000	15,509		29,320	1,320,296
Manufacturing and Operations, Chief Information Officer
Stephen J. Knoop	2009	335,000		0	88,439	108,274	115,000	6,765		41,762	695,240
Senior Vice President —
Corporate Development
Ernest Thomas	2009	18,622		0	0	0	0	0	(11)	1,000,745	1,019,367
Senior Vice President and Chief Financial Officer(10)	2008	350,000	(9)	0	194,575	23,491	0	14,532	(12)	65,026	647,624

(1)	Amounts earned under the Incentive Plan are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The dollar value of restricted stock, SARs and stock options set forth in these columns is equal to the compensation cost recognized during fiscal 2009, fiscal 2008 and fiscal 2007 for financial statement purposes in accordance with FAS 123R, except no assumptions for forfeitures related to service-based vesting conditions were included. This valuation method values restricted stock (including PERS, PARS, PCRS and SERP restricted stock), SARs and stock options granted during 2009 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2009 Annual Report to Stockholders.

(3)	Information regarding the shares of restricted stock and SARs granted to our named executive officers during fiscal 2009 is set forth in the Grants of Plan-Based Awards for Fiscal 2009 table. The Grants of Plan-Based Awards for Fiscal 2009 table also sets forth the aggregate grant date fair value of the restricted stock and stock options granted during 2009 computed in accordance with FAS 123R.

(4)	As previously disclosed, the previously-awarded PARS vested in July 2007 and, as such, all compensation cost associated with the PARS awards has been recognized for financial statement purposes during or before fiscal 2007.

(5)	The amounts set forth in this column were earned during 2009 and paid in July 2009, earned during 2008 and paid in July 2008 and earned during 2007 and paid in July 2007 for 2009, 2008 and 2007, respectively, under our Incentive Plan.

(6)	The amounts set forth in this column reflect the change in present value of the executive officer’s accumulated benefits under our Retirement Plan. During 2009, 2008 and 2007, there were no above-market or preferential earnings on nonqualified deferred compensation.

(7)	All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, automobile allowances, financial/estate planning, periodic executive physical examinations and charitable matching programs. For each named executive officer for whom the total value of all personal benefits exceed $10,000 in fiscal 2009, the amount of incremental cost to the Company for each personal benefit listed below, if applicable and to the extent such cost exceeded the greater of $25,000 or 10% of the total personal benefits for such named executive officer is as follows: automobile allowance: Mr. Frank C. Sullivan $27,972 and Mr. Rice $33,358; life insurance premiums: Mr. Frank C. Sullivan $46,180, Mr. Rice $35,478 and Mr. Tompkins $38,577. The value of the automobile allowance is determined by adding all of the costs of the program, including lease costs and costs of maintenance, fuel, license and taxes and includes personal and business use. With respect to Mr. Thomas, All Other Compensation for fiscal 2009 includes $1,000,000 paid under the terms of a severance agreement entered into with the Company.

(8)	Mr. Tompkins was elected Executive Vice President and Chief Financial Officer in June 2008.

(9)	Mr. Thomas elected to defer a portion of his salary under our Deferred Compensation Plan. The aggregate cash amount deferred by Mr. Thomas for fiscal 2008 was $157,500 and is included within the Salary column.

(10)	Mr. Thomas was elected Senior Vice President on June 1, 2007 and Chief Financial Officer on August 1, 2007. Compensation information for fiscal 2007 for Mr. Thomas is omitted from the Summary Compensation Table pursuant to Commission rules. Mr. Thomas left the Company on June 18, 2008. When Mr. Thomas ceased to be an employee, he forfeited his outstanding restricted stock awards, and the Company reversed the compensation expense it had previously accrued with respect to such awards in the amount of $123,459 computed in accordance with FAS 123R.

(11)	The pension value for Mr. Thomas was reduced by $14,532 to $0 when he left the Company on June 18, 2008.

(12)	Mr. Thomas left the Company prior to his benefit vesting.

Grants of Plan-Based Awards For Fiscal 2009

								All
								Other
								Stock	All Other
								Awards:	Option
								Number	Awards:	Exercise	Grant Date
					Estimated Future Payouts			of	Number of	or Base	Fair Value
		Estimated Possible Payouts			Under Equity Incentive Plan			Shares	Securities	Price of	of Stock
		Under Non-Equity Incentive Plan Awards(1)			Awards			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(I)

Frank C. Sullivan	7/14/08
	SERP
	Restricted Stock(3)							7,806			158,150
	7/14/08 2009
	PERS(4)				75,000		100,000
	10/10/08 2008
	PERS(5)							60,000			843,000
	10/10/08 SARs(6)								200,000	14.05	494,000
	Incentive Plan Award	825,000		1,097,500
Ronald A. Rice	7/14/08
	SERP
	Restricted Stock(3)							4,660			94,412
	7/14/08 2009
	PERS(4)				37,500		50,000
	10/10/08 2008
	PERS(5)							35,000			491,750
	10/10/08 SARs(6)								70,000	14.05	172,900
	Incentive Plan Award	600,000		798,000
P. Kelly Tompkins	7/14/08
	SERP
	Restricted Stock(3)							4,171			84,504
	10/10/08 2008
	PERS(5)							25,000			351,250
	10/10/08 SARs(6)								50,000	14.05	123,500
	Incentive Plan Award	465,000		618,450
Paul G. P. Hoogenboom	7/14/08
	SERP
	Restricted Stock(3)							2,723			55,168
	7/14/08 2009
	PERS(4)				18,750		25,000
	10/10/08 2008
	PERS(5)							15,000			210,750
	10/10/08 SARs(6)								25,000	14.05	61,750
	Incentive Plan Award	346,000		460,180
Stephen J. Knoop	7/14/08
	SERP
	Restricted Stock(3)							2,450			49,637
	7/14/08 2009
	PERS(4)				18,750		25,000
	10/10/08 2008
	PERS(5)							15,000			210,750
	10/10/08 SARs(6)								25,000	14.05	61,750
	Incentive Plan Award	335,000		445,550

(1)	These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2009 based on the goals set in July 2008. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FAS 123R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2009 Annual Report to Stockholders.

(3)	Shares of Supplemental Executive Retirement Plan (SERP) restricted stock awarded under the 2007 Restricted Stock Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company.

(4)	Performance Earned Restricted Stock (PERS) for which the threshold and maximum number of shares and performance goals with respect to fiscal 2009 were determined in July 2008 and are disclosed herein pursuant to Commission rules. However, the performance goals for such PERS were not achieved in fiscal 2009.

(5)	Performance Earned Restricted Stock (PERS) awarded with respect to fiscal 2008. The restricted stock cliff vests after three years or vests in full upon normal retirement or upon a change in control with respect to the Company. Nonvested restricted shares of Common Stock under the Omnibus Plan are eligible for dividend payments.

(6)	Stock Appreciation Rights (SARs) granted pursuant to the Omnibus Plan. These SARs vest in four equal annual installments, beginning on October 10, 2009.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary.  Salaries paid to our named executive officers pursuant to their employment agreements with us are set forth in the Summary Compensation Table. For fiscal 2009, salaries paid to our named executive officers (other than Mr. Thomas, who left the Company shortly after the beginning of the fiscal year) accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (31%), Mr. Rice (43%), Mr. Tompkins (44%), Mr. Hoogenboom (48%), and Mr. Knoop (48%). For fiscal 2008, salaries paid to our current named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (21%), Mr. Thomas (54%), Mr. Rice (25%), Mr. Tompkins (30%), and Mr. Hoogenboom (26%). For fiscal 2007, salaries paid to our current named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Sullivan (21%), Mr. Rice (26%), Mr. Tompkins (25%), and Mr. Hoogenboom (25%). As noted in footnote (9) to the Summary Compensation Table, Mr. Thomas deferred a portion of his salary under our Deferred Compensation Plan which is described in more detail under the heading “Compensation Discussion and Analysis — Other Plans.”

Bonus.  No bonuses were awarded to our named executive officers during fiscal 2009, fiscal 2008 or fiscal 2007, although the named executive officers did receive cash awards under our Incentive Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below.

Stock Awards.  The amounts in the “Stock Awards” column of the “Grants of Plan-Based Awards for Fiscal 2009” table consist of restricted stock and performance earned restricted stock grants.

•	Restricted Stock. We granted restricted stock under our 2007 Restricted Stock Plan. These grants are described in further detail under the heading “Compensation Discussion and Analysis — Equity Compensation — Supplemental Executive Retirement Plan (SERP) Restricted Stock.” The SERP restricted stock awards granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2009.” The vesting of SERP restricted stock upon either the death or disability of the named executive officer or upon a change in control of our Company is described under the heading “Other Potential Post-Employment Compensation.”

•	PERS. Pursuant to our Omnibus Plan, we awarded performance earned restricted stock grants, or PERS, to our named executive officers. The PERS granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2009.” These grants are described in further detail under the headings “Compensation Discussion and Analysis — Equity Compensation — Performance Earned Restricted Stock (PERS)” and “Other Potential Post-Employment Compensation.”

The amounts included in the “Stock Awards” column of the Summary Compensation Table include the compensation cost recognized during fiscal 2009 for financial statement purposes with respect to these 2009 grants in accordance with FAS 123R, as well as the compensation cost recognized during fiscal 2009, fiscal 2008 and fiscal 2007 for financial statement purposes with respect to prior years’ grants of SERP restricted stock, PERS and PARS awards. As previously disclosed, the previously awarded PARS vested in July 2007 and, as such, all compensation cost associated with the PARS awards has been recognized for financial statement purposes during or before fiscal 2007.

Option Awards.  Pursuant to our Omnibus Plan, we awarded stock appreciation rights, or SARs, to our named executive officers. The SARs granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2009.” These grants are described in further detail under the heading “Compensation Discussion and Analysis — Equity Compensation — Stock Appreciation Rights (SARs).” The amounts included in the “Option Awards” column of the Summary Compensation Table include the compensation cost recognized during fiscal 2009 for financial statement purposes with respect to these 2009 grants in accordance with FAS 123R, as well as the compensation cost recognized during fiscal 2009, fiscal 2008 and fiscal 2007 for financial statement purposes with respect to prior years’ grants of SARs.

Non-Equity Incentive Plan Compensation.  The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our Incentive Plan. Annual cash incentive compensation is earned based upon the achievement of performance objectives as described under the heading “Compensation Discussion and Analysis — Annual Cash Incentive Compensation.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  In conjunction with FAS 158, the Company changed its pension value measurement date from February 28th to May 31st in fiscal 2008. The change in the present value from May 31, 2008 to May 31, 2009, from May 31, 2007 to May 31, 2008 and from February 28, 2006 to February 28, 2007 of each of our named executive officer’s accrued pension benefits under our Retirement Plan was based upon the RP2000 generational mortality table for males and females. The interest rate used to determine the present values was 5.75% as of February 28, 2007, 6.5% as of May 31, 2008 and 6.9% as of May 31, 2009. The present values were determined assuming that such amounts were payable to each of our named executive officers at their earliest unreduced retirement age in our Retirement Plan — 65 years with five years of participation in our Retirement Plan. The present values also assumed that 25% of our named executive officers will be paid a life annuity and 75% will be paid a lump sum. Lump sums were valued using a 6.00% interest rate and the UP94 mortality table projected to 2002 as of February 28, 2007. As of May 31, 2008 and May 31, 2009, the lump sum was determined using a 6.25% interest rate and the applicable mortality table outlined in IRC Section 417(e) projected to 2019. No pre-retirement decrements, including mortality, were assumed in these calculations.

All Other Compensation.  All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote (7) of the table. These benefits are discussed in further detail under the heading “Compensation Discussion and Analysis — Perks and Other Benefits.”

Employment and Severance Agreements.  Each named executive officer is employed under an employment agreement, with the exception of Mr. Thomas. The terms of the employment agreements are described under the headings “Compensation Discussion and Analysis — Employment Agreements” and “Other Potential Post-Employment Compensation.” Mr. Thomas entered into a severance agreement with the Company in connection with his departure under the terms of which he received $1 million in severance from the Company and the Company agreed to pay the COBRA premiums for continuation of medical and dental coverage through October 31, 2010. Mr. Thomas also provided a general release with respect to claims arising out of his employment or separation from employment.

Additional Information.  We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

Outstanding Equity Awards at Fiscal Year-End for 2009

The following table provides information on the current holdings of stock options, SARs and restricted stock by the named executive officers at May 31, 2009.

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
					Equity						Incentive	Plan
					Incentive						Plan	Awards:
					Plan						Awards:	Market or
					Awards:					Market	Number	Payout Value
	Number of		Number of		Number of			Number of		Value of	of Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)	($)(3)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Frank C. Sullivan

SERP
Restricted Stock								70,407	(4)	1,078,635
PERS								165,000	(5)	2,527,800
PERS (unearned)											100,000 (6)	1,532,000 (6)
PCRS											90,000 (7)	1,378,800 (7)
SARs	93,750		31,250	(8)		17.6500	10/05/2015
	62,500		62,500	(9)		18.8000	10/05/2016
	75,000		225,000	(10)		22.8800	10/04/2017
	0		200,000	(11)		14.0500	10/10/2018
ISO	3,000	(12)	0			15.0000	8/03/2009
	19,200		0			9.2600	2/01/2011
	14,946		0			14.0800	10/11/2012
	7,092		0			14.1000	10/10/2013
	5,672		0			17.6300	10/29/2014
NQ	57,000	(12)	0			15.0000	8/03/2009
	30,300		0			9.5625	2/28/2010
	80,800		0			9.2600	2/01/2011
	85,054		0			14.0800	10/11/2012
	92,908		0			14.1000	10/10/2013
	119,328		0			17.6300	10/29/2014

Ronald A. Rice

SERP
Restricted Stock								24,030	(13)	368,140
PERS								80,000	(14)	1,225,600
PERS (unearned)											50,000 (6)	766,000 (6)
PCRS											40,000 (7)	612,800 (7)
SARs	22,500		7,500	(8)		17.6500	10/05/2015
	15,000		15,000	(9)		18.8000	10/05/2016
	10,000		30,000	(10)		22.8800	10/04/2017
	0		70,000	(11)		14.0500	10/10/2018
ISO	6,500	(12)	0			15.0000	8/03/2009
	12,300		0			9.2600	2/01/2011
	15,360		0			14.0800	10/11/2012
	7,092		0			14.1000	10/10/2013
	5,672		0			17.6300	10/29/2014
NQ	5,900		0			9.2600	2/01/2011
	24,640		0			14.0800	10/11/2012
	42,908		0			14.1000	10/10/2013
	24,328		0			17.6300	10/29/2014

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
					Equity						Incentive	Plan
					Incentive						Plan	Awards:
					Plan						Awards:	Market or
					Awards:					Market	Number	Payout Value
	Number of		Number of		Number of			Number of		Value of	of Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)	($)(3)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

P. Kelly Tompkins

SERP
Restricted Stock								27,738	(15)	424,946
PERS								60,000	(16)	919,200
PCRS											40,000 (7)	612,800 (7)
SARs	22,500		7,500	(8)		17.6500	10/05/2015
	15,000		15,000	(9)		18.8000	10/05/2016
	10,000		30,000	(10)		22.8800	10/04/2017
	0		50,000	(11)		14.0500	10/10/2018
ISO	100		0			9.5625	2/28/2010
	13,025		0			9.2600	2/01/2011
	13,230		0			14.0800	10/11/2012
	7,092		0			14.1000	10/10/2013
	5,672		0			17.6300	10/29/2014
NQ	20,000	(12)	0			15.0000	8/03/2009
	26,770		0			14.0800	10/11/2012
	42,908		0			14.1000	10/10/2013
	24,328		0			17.6300	10/29/2014

Paul G. P. Hoogenboom

SERP
Restricted Stock								16,019	(17)	245,411
PERS								35,000	(18)	536,200
PERS (unearned)											25,000 (6)	383,000 (6)
PCRS											24,000 (7)	367,680 (7)
SARs	18,750		6,250	(8)		17.6500	10/05/2015
	12,500		12,500	(9)		18.8000	10/05/2016
	6,250		18,750	(10)		22.8800	10/04/2017
	0		25,000	(11)		14.0500	10/10/2018
ISO	10,000	(12)	0			15.0000	8/03/2009
	2,875		0			9.2600	2/01/2011
	14,978		0			14.0800	10/11/2012
	7,092		0			14.1000	10/10/2013
	5,672		0			17.6300	10/29/2014
NQ	3,375		0			9.2600	2/01/2011
	25,022		0			14.0800	10/11/2012
	32,908		0			14.1000	10/10/2013
	19,328		0			17.6300	10/29/2014

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
					Equity						Incentive	Plan
					Incentive						Plan	Awards:
					Plan						Awards:	Market or
					Awards:					Market	Number	Payout Value
	Number of		Number of		Number of			Number of		Value of	of Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)	($)(3)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Stephen J. Knoop

SERP
Restricted Stock								14,808	(19)	226,859
PERS								35,000	(20)	536,200
PERS (unearned)											25,000 (6)	383,000 (6)
PCRS											24,000 (7)	367,680 (7)
SARs	18,750		6,250	(8)		17.6500	10/05/2015
	12,500		12,500	(9)		18.8000	10/05/2016
	6,250		18,750	(10)		22.8800	10/04/2017
	0		25,000	(11)		14.0500	10/10/2018
ISO	5,800	(12)	0			15.0000	08/03/2009
	18,823		0			14.0800	10/11/2012
	7,092		0			14.1000	10/10/2013
	5,672		0			17.6300	10/29/2014
NQ	14,200	(12)	0			15.0000	08/03/2009
	21,177		0			14.0800	10/11/2012
	32,908		0			14.1000	10/10/2013
	19,328		0			17.6300	10/29/2014

(1)	Market value of Common Stock reported in column (h) was calculated by multiplying $15.32, the closing market price of the Company’s Common Stock on May 29, 2009, the last business day of fiscal 2009, by the number of shares.

(2)	Market value of equity incentive awards of stock reported in column (i) was calculated by multiplying the closing market price of the Company’s Common Stock on May 29, 2009, the last business day of fiscal 2009, by the number of shares.

(3)	Market value of equity incentive awards of stock reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 29, 2009, the last business day of fiscal 2009, by the maximum number of shares that could be paid out.

(4)	These shares of SERP restricted stock vest on December 15, 2015, or earlier upon the death or disability of Mr. Sullivan or upon a change in control of the Company prior to that date.

(5)	These PERS vest according to the following schedule: 45,000 shares on October 5, 2009; 60,000 shares on October 4, 2010; and 60,000 shares on October 10, 2011.

(6)	In July 2008, the Compensation Committee determined the maximum number of and performance goals for the award of PERS with respect to fiscal 2009. The amounts set forth in columns (i) and (j) assume that the maximum number of PERS are awarded. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 29, 2009 by the estimated number of shares in column (i). However, the performance goals for such PERS were not achieved in fiscal 2009, and therefore these PERS will not be awarded.

(7)	The PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2007 ending May 31, 2010. The determination of whether and to what extent the PCRS awards are achieved will be made following the close of fiscal 2010. The amounts set forth in columns (i) and (j) assume that the maximum number of PCRS are awarded. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 29, 2009, the last business day of fiscal 2009, by the maximum number of shares in column (i).

(8)	These SARs become exercisable on October 5, 2009.

(9)	These SARs become exercisable in two equal annual installments on October 5, 2009 and October 5, 2010.

(10)	These SARs become exercisable in three equal installments on October 4, 2009, October 4, 2010 and October 4, 2011.

(11)	These SARs become exercisable in four equal installments on October 10, 2009, October 10, 2010, October 10, 2011 and October 10, 2012.

(12)	These options were exercised after May 31, 2009 and prior to their expiration.

(13)	These shares of SERP restricted stock vest on November 7, 2017, or earlier upon the death or disability of Mr. Rice or upon a change in control of the Company prior to that date.

(14)	These PERS vest according to the following schedule: 15,000 shares vest on October 5, 2009; 30,000 shares on October 4, 2010; and 35,000 shares on October 10, 2011.

(15)	These shares of SERP restricted stock vest according to the following schedule: 18,364 shares vest on September 22, 2011; 5,203 shares vest on May 31, 2012; and 4,171 shares on May 31, 2013. These shares could vest earlier upon the death or disability of Mr. Tompkins or upon a change in control of the Company prior to that date.

(16)	These PERS vest according to the following schedule: 15,000 shares vest on October 5, 2009; 20,000 shares vest on October 4, 2010; and 25,000 shares vest on October 10, 2011.

(17)	These shares of SERP restricted stock vest on March 17, 2015. The shares could vest earlier upon the death or disability of Mr. Hoogenboom or upon a change in control of the Company prior to those dates.

(18)	These PERS vest according to the following schedule: 8,000 shares vest on October 5, 2009; 12,000 shares vest on October 4, 2010; and 15,000 shares vest on October 10, 2011.

(19)	These shares of SERP restricted stock vest on September 15, 2019. These shares could vest earlier upon the death or disability of Mr. Knoop or upon a change in control of the Company prior to those dates.

(20)	These PERS vest according to the following schedule: 8,000 shares vest on October 5, 2009; 12,000 shares vest on October 4, 2010; and 15,000 shares vest on October 10, 2011.

Option Exercises and Stock Vested During Fiscal 2009

This table provides information for the named executive officers on stock option exercises and restricted stock vesting during fiscal 2009, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
			Number of
	Number of	Value	Shares	Value
	Shares	Realized on	Acquired on	Realized on
	Acquired on	Exercise	Vesting	Vesting
Name	Exercise	($)	(#)	($)
(a)	(#)(b)	(c)	(d)	(e)

Frank C. Sullivan	30,300	112,943	45,000	798,300
Ronald A. Rice	4,750	25,942	12,000	212,880
P. Kelly Tompkins	16,975	94,376	12,000	212,880
Paul G. P. Hoogenboom	0	0	6,000	106,440
Stephen J. Knoop	18,150	90,162	6,000	106,440
Ernest Thomas	0	0	0	0

Pension Benefits for Fiscal 2009

		Number
		of		Payments
		Years	Present	During
		Credited	Value of	Last
		Service	Accumulated	Fiscal
	Plan	at	Benefit	Year
Name	Name	5/31/09	($)	($)
(a)	(b)	(c)	(d)	(e)

Frank C. Sullivan	RPM International Inc. Retirement Plan	20.3	153,931	0
Ronald A. Rice	RPM International Inc. Retirement Plan	14.3	104,324	0
P. Kelly Tompkins	RPM International Inc. Retirement Plan	12.9	153,345	0
Paul G. P. Hoogenboom	RPM International Inc. Retirement Plan	10.0	92,807	0
Stephen J. Knoop	RPM International Inc. Retirement Plan	13.0	82,446	0
Ernest Thomas(1)	RPM International Inc. Retirement Plan	0.0	0	0

(1)	Mr. Thomas left the Company on June 18, 2008. His pension benefit was not vested, and he is no longer a participant of the Retirement Plan.

The preceding table shows the present value of accumulated benefits payable to the each named executive officer, including each such named executive officer’s number of years of credited service, under the RPM International Inc. Retirement Plan (“Retirement Plan”) determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

The Retirement Plan is a funded and tax qualified retirement plan. The monthly benefit provided by the Retirement Plan’s formula on a single life annuity basis is equal to the sum of 22.5% of a participant’s average monthly compensation, reduced pro rata for years of benefit service (as defined in the Retirement Plan) less than 30 years, plus 22.5% of a participant’s average monthly compensation in excess of his monthly Social Security covered compensation, reduced pro rata for years of benefit service less than 35 years. Average monthly compensation is the average monthly compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable determination date. The compensation used to determine benefits under the Retirement Plan is generally a participant’s W-2 compensation, adjusted for certain amounts, but may not exceed the limit under the Internal Revenue Code which is applicable to tax qualified plans ($230,000 for 2008). Compensation for each of the named executive officers during 2008 only includes $230,000 of the amount shown for 2008 in column (c) of the Summary Compensation Table. A participant’s Social Security covered compensation is based on the average of the Social Security taxable wage bases in effect during the 35-year period ending with his attainment of the Social Security retirement age assuming his compensation is and has always been at least equal to the taxable wage base.

Benefits are payable as an annuity or in a single lump sum payment and are actuarially adjusted to reflect payment in a form other than a life annuity. Life annuity benefits are unreduced if paid on account of normal retirement or completion of 40 years of vesting service (as defined in the Retirement Plan). Normal retirement age is when a participant attains age 65 and, in general, has completed 5 years of service. Benefits are reduced for early commencement by multiplying the accrued benefit by an early retirement factor. Participants vest in the Retirement Plan after 5 years of vesting service. All named executive officers, with the exception of Mr. Thomas, are vested and eligible to receive their benefits upon termination of employment.

Nonqualified Deferred Compensation for Fiscal 2009

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY ($)	in Last FY ($)	in Last FY ($)(1)	Distributions ($)	at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Frank C. Sullivan	0	0	(31,292)	0	60,471
Ronald A. Rice	0	0	0	0	0
P. Kelly Tompkins	0	0	(9,078)	0	17,543
Paul G. P. Hoogenboom	0	0	(4,357)	0	8,420
Stephen J. Knoop	0	0	(5,752)	0	11,116
Ernest Thomas	0	0	(23,205)	147,081	0

(1)	None of the earnings in this column is included in the Summary Compensation Table because they were not preferential or above market.

The preceding table provides information on the non-qualified deferred compensation of the named executive officers in 2009. Participants in the RPM International Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), including the named executive officers, may defer up to 90% of their base salary and non-equity incentive plan compensation.

A participant’s deferrals and any matching contributions are credited to a bookkeeping account under the Deferred Compensation Plan. A participant may direct that his or her account be deemed to be invested in Company stock or in mutual funds that are selected by the administrative committee of the Deferred Compensation Plan. The participant’s account is credited with phantom earnings or losses based on the investment performance of the deemed investment. A participant may change the investment funds used to calculate the investment performance of his or her account on a daily basis. Deferrals of equity awards that would have been paid in Company stock before the deferral are not subject to investment direction by participants and are deemed to be invested in Company stock.

Deferrals of base salary, annual bonus amounts and deferred equity grants, earnings on such amounts and stock dividends credited to a participant’s account are 100% vested.

Distribution from a participant’s account is payable in a lump sum at a specified time, or upon retirement, death, termination of employment or disability prior to retirement. In the case of retirement, a participant may also elect annual installments for up to 10 years. Upon approval of the Compensation Committee, amounts can also be distributed as a result of an unforeseeable financial emergency. Earlier withdrawal of deferred compensation earned and vested as of December 31, 2004 is available but is subject to a 10% penalty.

Other Potential Post-Employment Compensation

The following table reflects the amount of compensation payable to each of the named executive officers, with the exception of Mr. Thomas, (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination and termination for cause, involuntary termination without cause and not within two years of a change in control and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that the termination was effective as of May 29, 2009 (the last business day of fiscal 2009). Consequently, the table reflects amounts earned as of May 29, 2009 (the last business day of fiscal 2009) and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of the event. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such event and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements” below.

Mr. Thomas entered into a severance agreement in connection with his departure from the Company. See the discussion appearing under the caption “Employment and Severance Agreements” on page 30 for a discussion of the terms of that agreement.

Estimated Payments on Termination or Change in Control

	Frank C.	Ronald	P. Kelly	Paul G. P.	Stephen J.
Event	Sullivan	A. Rice	Tompkins	Hoogenboom	Knoop

Retirement
Accelerated SARs	$0	$0	$0	$0	$0
Accelerated PERS	0	0	0	0	0
Accelerated SERP restricted stock	0	0	0	0	0
Accelerated stock options	0	0	0	0	0

Total	$0	$0	$0	$0	$0

Death
Earned incentive compensation	$275,000	$200,000	$155,000	$115,000	$115,000
Accelerated SARs	254,000	88,900	63,500	31,750	31,750
Accelerated PERS	919,200	536,200	383,000	229,800	229,800
Accelerated SERP restricted stock	1,078,635	368,140	424,946	245,411	226,859
Accelerated stock options	0	0	0	0	0

Total	$2,526,835	$1,193,240	$1,026,446	$621,961	$603,409

Disability
Earned incentive compensation	$275,000	$200,000	$155,000	$115,000	$115,000
Accelerated SARs	254,000	88,900	63,500	31,750	31,750
Accelerated PERS	919,200	536,200	383,000	229,800	229,800
Accelerated SERP restricted stock	1,078,635	368,140	424,946	245,411	226,859

Total	$2,526,835	$1,193,240	$1,026,446	$621,961	$603,409

Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A	N/A

Total	$0	$0	$0	$0	$0

Involuntary Termination Without Cause and not within Two Years of a Change in Control
Lump sum	$5,565,000	$2,400,000	$2,080,000	$1,582,000	$1,530,000
Health and welfare benefits	38,700	25,800	24,336	24,336	25,800
Estate and financial planning	4,250	4,250	4,250	4,250	4,250
Executive life insurance coverage	175,432	86,034	104,003	42,332	29,237
Cash value of benefits under restricted stock plan	358,764	147,782	127,799	83,434	75,068
Accelerated SERP restricted stock	1,078,635	368,140	424,946	245,411	226,859

Total	$7,220,781	$3,032,006	$2,765,334	$1,981,763	$1,891,214

Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control
Lump sum	$5,565,000	$3,600,000	$3,120,000	$2,373,000	$2,295,000
Health and welfare benefits	38,700	38,700	36,504	36,504	38,700
Estate and financial planning	8,500	8,500	8,500	8,500	8,500
Executive life insurance coverage	304,437	234,785	264,517	115,020	79,511
Cash value of benefits under restricted stock plan	358,764	214,174	191,700	125,149	112,603
Accelerated SERP restricted stock	1,078,635	368,140	424,946	245,411	226,859
Accelerated PCRS, PERS and SARs	4,160,600	1,927,300	1,595,500	935,630	935,630
Accelerated stock options	0	0	0	0	0
Outplacement assistance	20,700	20,700	20,700	20,700	20,700
Excise taxes	3,364,092	2,114,332	1,758,994	1,248,999	1,201,424

Total	$14,899,428	$8,526,631	$7,421,361	$5,108,913	$4,918,927

Change in Control Only
Accelerated SERP restricted stock	$1,078,635	$368,140	$424,946	$245,411	$226,859
Accelerated PCRS, PERS and SARs	4,160,600	1,927,300	1,595,500	935,630	935,630
Accelerated stock options	0	0	0	0	0
Excise taxes	0	0	0	0	0

Total	$5,239,235	$2,295,440	$2,020,446	$1,181,041	$1,162,489

Payments upon Retirement

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s voluntary retirement after attaining age 55 and completing five years of consecutive service with the Company the executive will be entitled to immediately exercise all unvested SARs. However, none of the named executive officers were eligible for retirement as of May 29, 2009.

Treatment of PERS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, in the event of the executive’s voluntary retirement after attaining age 55 and completing at least five years of consecutive service with the Company, the restrictions on unvested PERS will lapse. However, none of the named executive officers were eligible for retirement as of May 29, 2009.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, upon (a) the later of the executive’s attainment of age 55 or the fifth anniversary of the May 31 immediately before the date of the Supplemental Executive Retirement Plan (SERP) restricted stock grant or (b) the executive’s retirement on or after the age of 65, the restrictions on restricted stock will lapse. However, none of the named executive officers were eligible for retirement as of May 29, 2009.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s voluntary retirement after attaining the age of 55 and completing at least five years of consecutive service with the Company, unvested stock options will become immediately exercisable. However, none of the named executive officers were eligible for retirement as of May 29, 2009. All options held by the named executive officers were vested as of October 29, 2008.

Payments upon Death

Non-Equity Incentive Compensation.  Under the terms of the employment agreements, in the event of the executive’s death, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) the annual incentive compensation for the most recently completed fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs.  Under the terms of the stock appreciation rights agreement under which SARs were granted, in the event of the executive’s death all unvested SARs will become immediately exercisable. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 29, 2009 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price. Each named executive officer also held SARs at May 29, 2009 for which the acceleration would not have provided value on that date because the SAR exercise price exceeded the closing price of our Common Stock.

Treatment of PERS and PCRS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements and the Performance Contingent Restricted Stock (PCRS) and escrow agreements, in the event of the executive’s death, the Compensation Committee may provide in its sole and exclusive discretion that the executive shall have vested in all or a portion of the PERS awards granted prior to October 2008 and PCRS awards. Thus, should the Compensation Committee exercise its discretion and vest the executive’s PERS awards granted prior to October 2008 and PCRS awards, actual amounts payable in the event of the executive’s death could be significantly higher than the amounts set forth in the foregoing table. Since October 2008, PERS agreements provide that PERS awards vest automatically in the event of the executive’s death, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s death, the restrictions on Supplemental Executive Retirement Plan (SERP) restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2009.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s death unvested stock options will become immediately exercisable. As all options held by the named executive officers were already vested as of October 29, 2008, the table reflects no value to the named executive officers under this provision at the end of fiscal 2009.

Payments upon Disability

Non-Equity Incentive Compensation.  Under the terms of the employment agreements, in the event of the executive’s disability, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) the annual incentive compensation for the most recently completed fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s disability, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 29, 2009 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price. Each named executive officer also held SARs at May 29, 2009 for which the acceleration would not have provided value on that date because the SAR exercise price exceeded the closing price of our Common Stock.

Treatment of PERS and PCRS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements and the Performance Contingent Restricted Stock (PCRS) and escrow agreements, in the event of the executive’s total disability, the Compensation Committee may provide in its sole and exclusive discretion that the executive shall have vested in all or a portion of the PERS awards granted prior to October 2008 and PCRS awards. Thus, should the Compensation Committee exercise its discretion and vest the executive’s PERS awards granted prior to October 2008 and PCRS awards, actual amounts payable in the event of the executive’s total disability could be significantly higher than the amount set forth in the foregoing table. Since October 2008, PERS agreements provide that PERS awards vest automatically in the event of the executive’s total disability, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s disability, the restrictions on Supplemental Executive Retirement Plan (SERP) restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2009.

Payments upon Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with RPM prior to being eligible for retirement or upon termination for cause.

Payments upon Involuntary Termination Without Cause and not within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause and the termination does not occur during a two-year period following a change in control, the executive would be entitled to the following:

•	a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus, for Mr. Frank C. Sullivan, three times the sum of, and for the other named executive officers, two times the sum of: (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by the executive in the five years prior to the termination date;

•	continuation of health and welfare benefits for three years for Mr. Frank C. Sullivan, and for two years for the other named executive officers;

•	estate and financial planning services for a period of six months;

•	for periods before December 31, 2008, continuation of executive life insurance coverage for a period of three years for Mr. Frank C. Sullivan, and two years for the other named executive officers, and for periods on or after December 31, 2008, a lump sum payment equal to three times, for Mr. Frank C. Sullivan, and two times, for the other named executive officers, the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination;

•	a lump sum amount equal to the cash value of three years for Mr. Frank C. Sullivan, and two years for the other named executive officers, of benefits that the executive would have received under the Restricted Stock Plan (as determined in accordance with the Restricted Stock Plan and the Company’s past practice and to be paid under the Restricted Stock Plan); and

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods.

Payments upon Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause or resigns for good reason within two years following a change in control the executive would be entitled to the following:

•	a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by the executive in the five years prior to the termination date;

•	continuation for a period of three years of health and welfare benefits;

•	estate and financial planning services for a period of one year;

•	for periods before December 31, 2008, a lump sum, three-year premium payment by the Company to the carrier on the executive life insurance policy, and for periods on or after December 31, 2008, a lump sum payment equal to three times the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination, grossed up to compensate for the tax impact of the payment;

•	a lump sum amount equal to the cash value of three years of benefits that the executive would have received under the Restricted Stock Plan (as determined in accordance with the Restricted Stock Plan and the Company’s past practice and to be paid under the Restricted Stock Plan);

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans;

•	the lapse of transfer restrictions on any awards under the Omnibus Plan;

•	outplacement assistance for two years following the change in control;

•	a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto;

•	interest on certain of the above payments if not made in a timely manner in accordance with the employment agreement; and

•	up to an amount of $250,000 in legal fees incurred by the executive in each of the two calendar years following termination of employment in the event that, following a change in control, he may be caused to institute or defend legal proceedings to enforce his rights under the employment agreement.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods. In the table above, we have assumed that the Company timely made all payments and the executive did not incur legal fees.

Restrictive Covenants that Apply During and After Termination of Employment

Pursuant to the terms of the employment agreements, each of our named executive officers is subject to certain restrictive covenants that apply during and after their termination of employment. Each named executive officer is subject to a covenant not to disclose our confidential information during their term of employment with us and at all times thereafter. During their employment with us and for a period of two years thereafter our named executive officers are also subject to covenants not to (i) compete with us (or any of our subsidiaries) or (ii) solicit our employees or customers.

Payments upon a Change in Control Only

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of a change in control, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 29, 2009 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price. Each named executive officer also held SARs at May 29, 2009 for which the acceleration would not have provided value on that date because the SAR exercise price exceeded the closing price of our Common Stock.

Treatment of PERS Awards.  Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements under which PERS were granted, in the event of a change in control, the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2009.

Treatment of PCRS Awards.  Under the terms of the Performance Contingent Restricted Stock (PCRS) and escrow agreements under which PCRS were granted, in the event of a change in control, the restrictions on unvested PCRS will lapse. The amounts set forth in the table for PCRS reflect the number of PCRS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2009.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of a change in control, the restrictions on Supplemental Executive Retirement Plan (SERP) restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 29, 2009.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of a change in control, unvested stock options will become immediately exercisable. As options held by the named executive officers were already vested as of October 29, 2008, the table reflects no value to the named executive officers under this provision at the end of fiscal 2009.

Excise Taxes.  The employment agreements provide that to the extent that any payment or distribution by the Company for the benefit of the executive would be subject to any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, the executive will be entitled to a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2009

The following table sets forth information regarding the compensation of our non-employee Directors for fiscal 2009. Mr. Frank C. Sullivan, our Chairman and Chief Executive Officer, does not receive any additional compensation for his service as a Director.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)(1)	($)(2)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

John P. Abizaid	60,000	8,969	0	0	0	0		68,969
Bruce A. Carbonari	57,000	46,727	0	0	0	0		103,727
David A. Daberko	59,000	25,732	0	0	0	2,500	(4)	87,232
James A. Karman	66,000	46,727	0	0	0	0		112,727
Donald K. Miller	77,250	46,727	0	0	0	0		123,977
Frederick R. Nance	60,000	25,732	0	0	0	0		85,732
William A. Papenbrock	69,000	46,727	0	0	0	2,500	(4)	118,227
Charles A. Ratner(3)	64,500	46,727	0	0	0	0		111,227
Thomas C. Sullivan	57,000	8,969	0	0	0	0		65,969
William B. Summers, Jr.	67,750	46,727	0	0	0	0		114,477
Dr. Jerry Sue Thornton(3)	59,000	46,727	0	0	0	0		105,727
Joseph P. Viviano(3)	67,500	46,727	0	0	0	2,500	(4)	116,727

(1)	Cash fees include fees for attending Board and Committee meetings in fiscal 2009 as well as the quarterly retainer amount for serving on the Board of Directors and as the chair for a committee during fiscal 2009. These cash fee amounts have not been reduced to reflect a Director’s election to defer receipt of cash fees pursuant to the Deferred Compensation Plan. These deferrals are indicated in note (3) below.

(2)	The amounts set forth in this column reflect shares of restricted stock granted during fiscal 2009 and previous years under the 2003 Restricted Stock Plan for Directors. The amounts listed are equal to the compensation cost recognized during fiscal 2009 for financial statement purposes in accordance with FAS 123R, except no assumptions for forfeitures were included. Additional information related to the calculation of the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2009 Annual Report to Stockholders.

For fiscal 2009, each Director who was a Director on October 10, 2008, other than Frank C. Sullivan, was granted 3,000 shares of restricted Common Stock pursuant to the 2003 Restricted Stock Plan for Directors. The aggregate grant date fair values computed in accordance with FAS 123R for the shares of restricted stock granted to these Directors during fiscal 2009 are as follows: Mr. Abizaid ($42,150), Mr. Carbonari ($42,150), Mr. Daberko ($42,150), Mr. Karman ($42,150), Mr. Miller ($42,150), Mr. Nance ($42,150), Mr. Papenbrock ($42,150), Mr. Ratner ($42,150), Mr. Thomas C. Sullivan ($42,150), Mr. Summers ($42,150), Dr. Thornton ($42,150) and Mr. Viviano ($42,150). Additional information related to the calculation of the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2009 Annual Report to Stockholders.

The unvested number of shares of restricted stock held by Directors under the 2003 Restricted Stock Plan for Directors at May 31, 2009 was as follows: Mr. Abizaid (3,000), Mr. Carbonari (7,900), Mr. Daberko (5,200), Mr. Karman (7,900), Mr. Miller (7,900), Mr. Nance (5,200), Mr. Papenbrock (7,900), Mr. Ratner (7,900), Mr. Thomas C. Sullivan (3,000), Mr. Summers (7,900), Dr. Thornton (7,900) and Mr. Viviano (7,900). Dividends are paid on shares of restricted stock at the same rate as paid on our Common Stock that is not restricted. On October 31, 2008, shares of restricted stock awarded in 2005 vested and were delivered to the Directors.

(3)	Mr. Ratner, Dr. Thornton and Mr. Viviano elected to defer specified payments of their Director fees paid under our Deferred Compensation Plan. Cash amounts deferred related to fiscal 2009 were as follows: Mr. Ratner ($33,750), Dr. Thornton ($59,000) and Mr. Viviano ($67,500). These amounts were credited to a stock equivalent unit account under the Deferred Compensation Plan. The number of stock equivalent units (which includes accrued dividends thereon) held by these Directors under the Deferred Compensation Plan at May 31, 2009 were as follows: Mr. Ratner (6,487), Dr. Thornton (20,297) and Mr. Viviano (14,048). The cash value of the these stock equivalent units that are related to fiscal 2009 is included within the “Fees Earned or Paid in Cash” column and is excluded from the calculations in the Stock Awards column.

(4)	These amounts represent the dollar value of RPM matches of the Director’s charitable contributions made in accordance with our employee charitable contributions matching program. RPM matches a Director’s charitable contributions by up to $2,500 per year under this program, which is also available to RPM International Inc. employees.

For fiscal 2009, Directors who are not employees of or consultants to the Company received a quarterly fee of $12,500. In addition, the Audit Committee Chair received a quarterly fee of $3,750 and the Chair of each of the Compensation and Governance and Nominating Committees received a quarterly fee of $1,875. A non-employee or non-consultant Director who is not a member of a particular Committee but who attends a Committee meeting at the invitation or request of the Chief Executive Officer or the Chairman of the Committee receives $1,000 for attending the meeting in its entirety. With respect to equity compensation, Directors eligible to participate in the 2003 Restricted Stock Plan were granted a number of shares of restricted stock under the 2003 Restricted Stock Plan in an amount approximately equal to the annual director fee of $50,000.

In order to create an appropriate compensation program for Directors and to bring total Board compensation to a competitive level, as well as to enhance the ability of the Company to recruit and retain Directors and further align interests of Directors with interests of stockholders, in October 2003 the Company’s stockholders adopted the 2003 Restricted Stock Plan for Directors that provides for the granting of shares of Common Stock to Directors who are not employees of or consultants to the Company. These grants are made annually on the date of the Annual Meeting of Stockholders.

RELATED PERSON TRANSACTIONS

The Related Person Transaction Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, Directors, and five percent stockholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Directors and Officers Questionnaire to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Exchange Act. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Thomas C. Sullivan, Jr., the brother of Mr. Frank C. Sullivan and son of Mr. Thomas C. Sullivan, is Vice President — Corporate Development for the Company and earned $257,000 in salary and annual bonus in fiscal 2009. He also received equity awards. Thomas C. Sullivan, Jr., has been employed by the Company or its subsidiaries for more than 20 years. His compensation is commensurate with his peers.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this proxy statement in the disclosure regarding executive and director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at May 29, 2009 of awards, the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our Common Stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2009.

Number of securities
			Weighted-	remaining available
	Number of securities		average exercise	for future issuance
	to be issued upon		price of	under equity
	exercise of		outstanding	compensation plans
	outstanding options,		options, warrants	(excluding securities
Plan Category	warrants and rights		and rights	reflected in column (a))
	(a)		(b)	(c)(1)

Equity compensation plans approved by stockholders	2,946,238	(2)	$13.84	2,951,361
Equity compensation plans not approved by stockholders(3)	—		—	—

Total	2,946,238		$13.84	2,951,361

(1)	Includes 1,698,078 shares available for future issuance under the Omnibus Plan of which 758,078 shares may be subject to full value awards such as restricted stock, and 353,400 shares available for future issuance under the Company’s 2003 Restricted Stock Plan for Directors.

(2)	At May 31, 2009, 2,000,000 SARs were outstanding at a weighted-average grant price of $18.44. The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise. No such shares have been included in this total.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2009 Annual Report on Commission Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2009.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter from Ernst & Young LLP pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Commission Form 10-K for the fiscal year ended May 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.

As described below under the heading “Proposal Three — Ratification of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of July 20, 2009.

William B. Summers, Jr., Chairman
James A. Karman
Donald K. Miller
William A. Papenbrock

PROPOSAL TWO

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RPM INTERNATIONAL INC. AMENDED AND RESTATED 2004
OMNIBUS EQUITY AND INCENTIVE PLAN

The description of the RPM International Inc. Amended and Restated 2004 Omnibus Equity and Incentive Plan, as proposed to be amended (the “Omnibus Plan”), in this Proxy Statement is qualified in its entirety by reference to the Omnibus Plan which is attached as Appendix A to this Proxy Statement.

BACKGROUND AND SUMMARY

Q:	WHAT IS THE OMNIBUS PLAN AND HOW DOES IT RELATE TO THE COMPANY’S OTHER EXISTING COMPENSATION PLANS?

A:	The Omnibus Plan is the primary stock-based award program for covered employees. The Omnibus Plan provides the Company with the flexibility to grant a wide variety of stock and stock-based awards, as well as dollar-denominated performance-based awards.

After the stockholders vote to approve and adopt the Amendment, the Omnibus Plan will continue to be the primary source of a variety of stock and stock-based awards for covered employees. The Company’s other existing equity compensation plans also will remain in effect, and shares available for future issuance under such plans may be awarded from time to time. (See “WHAT IMPACT WILL THE AMENDMENT HAVE ON THE COMPANY’S DILUTION OR OVERHANG FROM EQUITY COMPENSATION PLANS?” below for more information regarding shares available for grant.)

Q:	WHAT AM I VOTING ON?

A:	A proposal to approve and adopt an amendment (the “Amendment”) to the Omnibus Plan. The Amendment will increase the maximum aggregate number of shares of Common Stock authorized for issuance under the Omnibus Plan by 6,000,000, for a total of 12,000,000. As of August 14, 2009, and prior to the requested increase, there was a total of approximately 1,698,078 shares of Common Stock available for future grant under the Omnibus Plan. The Amendment will increase the number of shares of Common Stock available for future grant under the Omnibus Plan to approximately 7,698,078.

By approving the Omnibus Plan as proposed to be amended, stockholders will also be re-approving, as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), the existing performance measures for performance-based awards under the Omnibus Plan previously approved by the Company’s stockholders in 2004 (such performance measures are discussed below under “WHAT CRITERIA MAY THE COMPENSATION COMMITTEE USE TO SPECIFY PERFORMANCE GOALS FOR AWARDS MADE UNDER THE OMNIBUS PLAN?” and “WHAT IS PERFORMANCE STOCK?”). Section 162(m) requires such reapproval at least every five years. Accordingly, following stockholder approval the Company’s ability to grant certain performance-based stock awards under the Omnibus Plan would be extended until October 7, 2014.

The Omnibus Plan is designed to enable the Company to achieve tax-deductibility for incentive awards granted under it. Under Section 162(m), in order for compensation in excess of $1 million paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” Generally, these executive officers are the Chief Executive Officer and the three named executive officers other than the Chief Financial Officer who are named in the Summary Compensation Table of the Company’s Proxy Statement each year (the “covered employees”). One element of such qualification is that stockholders approve the material terms of the performance measures for stock-based awards at least every five years.

Other than the increase in the maximum aggregate number of shares of Common Stock authorized for issuance under the Omnibus Plan, the Amendment does not alter or amend the existing provisions of the Omnibus Plan.

Q:	HAS THE AMENDMENT BEEN APPROVED AND ADOPTED BY THE COMPANY’S BOARD OF DIRECTORS?

A:	Yes, but subject to stockholder approval. The Amendment was approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”) and further approved and adopted by the Board of Directors in July 2009, subject to stockholder approval. Under Commission and NYSE rules, the Company is required to submit the Amendment to a vote of the stockholders.

Q:	WHY DID THE BOARD OF DIRECTORS APPROVE THE AMENDMENT?

A:	The Board of Directors believes that stock-based and performance-based awards are an important component of the Company’s compensation programs. The Amendment will give the Compensation Committee, which administers the Omnibus Plan, the flexibility to grant a wide variety of either stock-based or performance-based awards. Furthermore, as of May 31, 2009, only 1,698,078 shares were available for grants under the Omnibus Plan. Therefore, the Board of Directors and the Compensation Committee approved the Amendment in order to provide access to a sufficient pool of stock-based or performance-based awards. The goal of the Omnibus Plan continues to be to make the most appropriate award depending upon various factors and to promote the interests of the Company and its stockholders by attracting, retaining, motivating and rewarding employees who render services that benefit the Company, its subsidiaries and allied business enterprises and aligning the interests of these employees with the Company’s stockholders. An allied business enterprise is a business in which the Company or its subsidiaries have an ownership interest.

Q:	WHAT CRITERIA MAY THE COMPENSATION COMMITTEE USE TO SPECIFY PERFORMANCE GOALS FOR AWARDS MADE UNDER THE OMNIBUS PLAN?

A:	The Compensation Committee may use performance objectives based on one or more measures. Specific performance goals may be based on earnings, earnings per share, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity, cash flow or other measures substantially similar to those listed above. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on the achievement of targeted results on specified consolidated Company, consolidated group, business unit or divisional levels.

Q:	WHAT IMPACT WILL THE AMENDMENT HAVE ON THE COMPANY’S EQUITY COMPENSATION PLAN RUN RATE?

A:	Run rate, a means of measuring annual stock dilution, shows how rapidly a company is deploying its shares reserved for issuance under its equity compensation plans. Run rate is calculated as the number of shares of Common Stock subject to awards granted in a given year divided by the number of shares of Common Stock outstanding. The higher the run rate, the greater the dilution of stock. In the last three fiscal years, the Company’s average annual run rate has been 0.9%, which the Company estimates is significantly below its peer group median of 1.2% determined by its compensation consultant, Pearl Meyer. If the stockholders approve and adopt the Amendment, the Company estimates its future run rates will be similar to the current rate.

Q:	WHAT IMPACT WILL THE AMENDMENT HAVE ON THE COMPANY’S DILUTION OR OVERHANG FROM EQUITY COMPENSATION PLANS?

A:	Overhang is an analysis of potential dilution to stockholders from the equity being transferred to employees via equity incentive plans. Overhang is calculated by dividing (a) the number of shares of Common Stock issued and options granted but unexercised under the Company’s equity compensation plans plus the number of shares of Common Stock available for future grant under the Company’s equity compensation plans by (b) the number of shares described in clause (a) above plus the total number of shares of Common Stock outstanding. As of August 14, 2009, the Company’s overhang was approximately 7.3%, which the Company estimates is below its peer group median of 10.3% determined by Pearl Meyer. Based on the Company’s equity plans in effect and outstanding awards as of August 14, 2009, if the stockholders approve the Amendment, the total number of shares of Common Stock available for future issuance under all continuing equity compensation plans would be:

	Shares
	Outstanding
	Unexercised	Available
PLAN	Options/Shares	for Grant

RPM International Inc. Omnibus Equity and Incentive Plan	3,456,922	7,698,078	*
RPM International Inc.’s 1996 Stock Option Plan	2,737,138	—
RPM International Inc.’s 1997 Restricted Stock Plan	154,483	—
RPM International Inc.’s 2007 Restricted Stock Plan	506,564	487,722
RPM International Inc.’s Restricted Stock Plan for Directors	79,600	353,400

TOTAL	6,934,707	8,539,200

*	3,758,078 of the shares available for grant under the Omnibus Plan may be subject to “full-value” awards. “Full-value” awards are restricted stock, restricted stock unit, performance stock and performance stock unit awards.

Consequently, if the stockholders approve and adopt the Amendment, the Company estimates its overhang will be approximately 12.0% as calculated below, which the Company estimates is above its peer group median of 10.3% determined by Pearl Meyer:

Shares Outstanding on August 14, 2009	129,096,123
Outstanding Unexercised Options/Unvested Shares and Shares Available for Grant	15,473,907
Overhang from Equity Compensation Plans	12.0%

Additional information on the total number of shares of Common Stock available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented elsewhere in this Proxy Statement.

On August 14, 2009, the closing price of the Common Stock on the NYSE was $16.04 per share.

Q:	DOES THE OMNIBUS PLAN PROVIDE FOR THE REPRICING OF OPTIONS?

A:	The Company has never repriced options or granted options at less than fair market value. The Omnibus Plan does not provide for repricing whether directly, by lowering the exercise price of an outstanding option, or indirectly, by canceling an outstanding option and granting a replacement option at a lower exercise price.

Q:	WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE AMENDMENT?

A:	The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote on the proposal to approve and adopt the Amendment and either present in person or by proxy, is required for the approval and adoption of the Amendment. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

Q:	WHERE CAN I FIND THE TEXT OF THE OMNIBUS PLAN?

A:	A copy of the Omnibus Plan, as amended, is attached hereto as Appendix A.

HIGHLIGHTS OF CERTAIN CONTINUING PROVISIONS OF THE OMNIBUS PLAN

ADMINISTRATION, ELIGIBILITY AND PARTICIPATION

Q:	WHO ADMINISTERS THE OMNIBUS PLAN?

A:	The Omnibus Plan is administered by the Compensation Committee on the basis of a plan year ending on May 31. The Board of Directors has discretion and authority to assume the administration of the Omnibus Plan. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s authority under the Omnibus Plan includes, but is not limited to, the authority to: (i) select the employees to whom awards are granted; (ii) determine the type and timing of awards; (iii) determine the number of shares of Common Stock and/or cash covered by each award and all other terms and conditions of awards not inconsistent with the terms of the Omnibus Plan; (iv) determine if, when and how amounts payable with respect to an award may be deferred; (v) determine whether terms, conditions and objectives have been met or should be modified or waived (however, this does not permit modification or waiver of terms that are not within the Compensation Committee’s discretion to modify or waive under the Omnibus Plan); (vi) establish rules, regulations, guidelines, administrative forms and practices for the operation of the Omnibus Plan; (vii) correct any defect, supply any omission and reconcile any inconsistency in or between the Omnibus Plan, a plan agreement and related documents; and (viii) interpret the provisions of, and otherwise supervise the administration of, the Omnibus Plan. The Company’s Director of Human Resources & Administration supervises routine plan administration.

Q:	WHO IS ELIGIBLE TO PARTICIPATE IN THE OMNIBUS PLAN?

A:	The Compensation Committee, from time to time and in its sole and exclusive discretion, determines those employees of the Company, its subsidiaries and allied business enterprises who are eligible for awards. Approximately 150 employees are currently eligible to receive awards under the Omnibus Plan.

Q:	HOW LONG MAY AWARDS BE MADE UNDER THE OMNIBUS PLAN?

A:	The Omnibus Plan became effective on October 8, 2004. Subject to the Board of Directors’ discretion to terminate the Omnibus Plan at an earlier date, awards may be made through October 7, 2014.

SHARE AND AWARD LIMITATIONS

Q:	WHAT IS THE SOURCE OF THE COMMON STOCK THAT MAY BE AWARDED UNDER THE OMNIBUS PLAN?

A:	The Company awards authorized and unissued or treasury shares of Common Stock under the Omnibus Plan.

Q:	HOW MANY SHARES OF COMMON STOCK MAY BE ISSUED UNDER THE OMNIBUS PLAN, AS AMENDED?

A:	Prior to the Amendment, 6,000,000 shares of Common Stock were subject to awards under the Omnibus Plan. As a result of the Amendment, 12,000,000 shares of Common Stock will be subject to awards under the Omnibus Plan.

Q:	HOW MANY SHARES OF COMMON STOCK MAY BE SUBJECT TO “FULL-VALUE” AWARDS?

A:	Up to 6,000,000 shares of Common Stock may be subject to “full-value” awards under the Omnibus Plan. “Full-value” awards are restricted stock, restricted stock unit, performance stock and performance stock unit awards. This limitation relates solely to Common Stock issuable under the Omnibus Plan.

Q:	ARE THERE LIMITS ON GRANTS TO INDIVIDUAL PARTICIPANTS?

A:	Yes. The Board of Directors believes that annual participant limitations on specific types of awards are appropriate. The maximum number of shares of Common Stock subject to option or stock appreciation rights awards that may be granted to any participant during any plan year is 225,000. The maximum number of shares of Common Stock subject to any awards (whether payable in cash or stock) other than appreciation-only options, stock appreciation rights and dollar-denominated awards that may be granted to any participant during any plan year is 175,000. Appreciation-only options and stock appreciation rights have an exercise price which is at least the fair market value of the shares of Common Stock subject to the award on the date of grant. Finally, the maximum dollar-denominated award (whether payable in cash or stock) that may be granted to any participant during any plan year is $2.5 million. Dollar-denominated awards provide for payment of an amount not determined by reference to the fair market value of shares of Common Stock. Each of these limitations apply solely to awards under the Omnibus Plan.

Q:	ARE SHARES WHICH ARE NO LONGER ISSUABLE PURSUANT TO AWARDS CHARGED AGAINST THE OMNIBUS PLAN’S SHARE AND AWARD LIMITATIONS?

A:	Yes. If Common Stock is not issued because an award is terminated, expired, forfeited, canceled or settled in cash, the Common Stock will be charged against the Omnibus Plan’s share and award limitations.

TYPES OF AWARDS — IN GENERAL

Q:	WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE OMNIBUS PLAN?

A:	The Omnibus Plan provides for several types of cash and stock-based awards. These are Incentive Awards, Stock Options and Stock Appreciation Rights. Awards may be linked to other awards (e.g., stock appreciation rights linked to options). Awards are contingent upon participants’ execution of award agreements prescribed by the Compensation Committee.

TYPES OF AWARDS — INCENTIVE AWARDS

Q:	WHAT TYPES OF INCENTIVE AWARDS MAY BE GRANTED UNDER THE OMNIBUS PLAN?

A:	Performance Stock, Performance Unit, Restricted Stock, Restricted Stock Unit, Dividend Equivalent and other types of incentive awards including, but not limited to, awards denominated in cash and payable in cash (collectively “Incentive Awards”).

Q:	WHAT IS PERFORMANCE STOCK?

A:	Performance Stock is a right to receive a specified number of shares of Common Stock and/or an amount determined by reference to the fair market value of a specified number of shares of Common Stock in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Compensation Committee may determine. At the time of grant of a Performance Stock award, the Compensation Committee must specify the performance objectives which, depending on the extent to which they are met, will determine the value of the distribution to the participant. The Compensation Committee will also specify the time period or periods during which the performance objectives must be met (the “Performance Period”). The Compensation Committee may use performance objectives based on one or more of the following measures: completion of a specified period of employment with the Company, a subsidiary or an allied business enterprise (in combination with another measure), achievement of financial or operational goals or the occurrence of a specified circumstance or event. Specific performance goals may be based on earnings, earnings per share, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity, cash flow and other measures substantially similar to those listed above. These same business criteria can be used to specify performance goals for restricted stock, restricted stock units and other awards under the Omnibus Plan. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on the achievement of targeted results on specified consolidated Company, consolidated group, business unit or divisional levels.

Q:	WHAT ARE PERFORMANCE UNITS?

A:	Performance Units are rights to receive a specified amount (not determined by reference to the fair market value of a specified number of shares of Common Stock) or shares of Common Stock with a fair market value equal to such amount at a future date or dates if specified performance goals and any other terms and conditions specified in the applicable award agreement are satisfied.

Q:	WHAT IS THE DIFFERENCE BETWEEN PERFORMANCE STOCK AND PERFORMANCE UNITS?

A:	The value of Performance Stock awards is directly related to the value of shares of Common Stock, which will fluctuate over the life of the awards. The value of Performance Units is established at the time of grant and is not directly related to the value of shares of Common Stock.

Q:	WHAT IS RESTRICTED STOCK?

A:	Restricted Stock is an award of shares of Common Stock that are currently issued to a participant subject to forfeiture, transfer or other restrictions that will cease to apply at a future date or dates when specified performance goals have been attained and other terms and conditions specified in the applicable award agreement are satisfied. All grants of Restricted Stock under the Omnibus Plan will be performance based and restrictions will not lapse solely as the result of the passage of time. The Compensation Committee may provide that restrictions lapse upon death or disability. Restricted Stock may be issued to a participant for no consideration or for a purchase price which may be below the underlying shares’ full market value.

Q:	WHAT ARE RESTRICTED STOCK UNITS?

A:	Restricted Stock Units are shares of Common Stock that will be issued to a participant in the future when specified performance goals have been attained and other terms and conditions specified in the applicable award agreement are satisfied. The Compensation Committee may provide that Restricted Stock Unit awards vest upon death or disability.

Q:	WHAT IS THE DIFFERENCE BETWEEN RESTRICTED STOCK AND RESTRICTED STOCK UNITS?

A:	Unlike Restricted Stock, Restricted Stock Units do not endow the participant-holder with the rights of a stockholder prior to lapse of the restrictions. Thus, recipients of Restricted Stock awards have stockholder rights while recipients of Restricted Stock Unit awards do not.

Q:	WHAT ARE DIVIDEND EQUIVALENTS?

A:	Dividend Equivalents are rights to be paid an amount equal to the dividends paid on a specified number of shares of Common Stock. Dividend Equivalents may be based on the number of shares of Common Stock subject to another award under the Omnibus Plan.

Q:	WHAT FORM OF PAYMENT IS THE COMPANY REQUIRED TO MAKE WITH RESPECT TO INCENTIVE AWARDS?

A:	Upon achievement of performance goals and satisfaction of other terms and conditions specified in the applicable award agreement, distributions may be made in cash, shares of Common Stock or a combination of the two, as the Compensation Committee may determine.

TYPES OF AWARDS — STOCK OPTIONS

Q:	WHAT TYPES OF STOCK OPTIONS MAY BE AWARDED?

A:	Incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”). ISOs are intended to meet the requirements for favorable tax treatment under Section 422 of the Code. NQSOs do not meet those requirements.

Q:	DO ANY SPECIAL RESTRICTIONS APPLY TO INCENTIVE STOCK OPTIONS?

A:	Yes. An ISO may only be granted to employees (including officers and Directors who are also employees) of the Company or a “subsidiary corporation” as defined in the Code. No ISO may be exercisable on or after the 10th anniversary of the date of grant, nor may any ISO be granted on or after the tenth anniversary of the effective date of the Omnibus Plan (such anniversary is October 8, 2014). The exercise price of an ISO cannot be less than the fair market value of the underlying stock on the date of grant, which generally means the last closing price of the stock as reported on the NYSE on the date of grant. If an ISO is granted to a participant who owns, at the time of grant, in excess of 10% of the total outstanding shares of Common Stock of the Company, the exercise price of the ISO must be at least 110% of the fair market value of the underlying stock on the date of grant and the term of the ISO cannot be longer than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year (under any plan of the Company and related companies) cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such option will no longer qualify as an ISO and will therefore be treated as an NQSO. ISOs are also non-transferable in accordance with the provisions of the Code.

Q:	HOW IS THE EXERCISE PRICE OF STOCK OPTIONS DETERMINED?

A:	For ISOs and NQSOs, the exercise price will not be less than the fair market value of a share of Common Stock on the date the option is granted multiplied by the number of shares subject to the option. The exercise price of ISOs granted to individuals with at least a 10% voting interest in the Company or related companies will be 110% of such exercise price.

Q:	WHEN ARE STOCK OPTIONS EXERCISABLE?

A:	Stock options are exercisable at such time or times provided in the applicable award agreement but, in any event, before their expiration or termination. A performance-based stock option may provide that it will become exercisable, if at all, only upon achievement of one or more performance goals.

Q:	HOW IS AN OPTION EXERCISED?

A:	An option is exercised by providing the Company with (1) a complete, signed, and written notice of exercise on a form prescribed by the Compensation Committee; and (2) full payment of the exercise price in a form authorized in the applicable award agreement. During the optionee’s lifetime, the optionee or his or her guardian or legal representative may exercise an option. After the optionee’s death, only the optionee’s beneficiary may exercise an option. The option exercise price may be paid in cash, cash equivalents, by electronic funds transfer or, if the applicable award agreement provides, by tendering or having withheld shares of Common Stock that have a fair market value equal to the option exercise price or through a broker-handled same-day sale transaction.

Q:	WHEN DOES AN OPTION TERMINATE?

A:	The Omnibus Plan provides that options shall not have a term of more than ten years (five years for ISOs granted to individuals with at least a 10% voting interest in the Company or related companies). The Compensation Committee may impose a shorter term under the applicable award agreement.

TYPES OF AWARDS — STOCK APPRECIATION RIGHTS

Q:	WHAT IS A STOCK APPRECIATION RIGHT?

A:	A Stock Appreciation Right (“SAR”) may be free-standing or supplemental to a stock option. Upon exercise, the holder of a SAR is entitled to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the exercise price multiplied by the number of SARs exercised. The exercise price of a SAR is the fair market value of a share of Common Stock on the date of grant unless the Compensation Committee specified a higher exercise price when the SARs were granted. If a supplemental SAR is granted, the holder of the SAR is entitled to an amount under the SAR in addition to the proceeds of the stock option provided that the holder purchases shares under the stock option.

Q:	WHAT FORM OF PAYMENT IS REQUIRED WHEN A STOCK APPRECIATION RIGHT IS EXERCISED?

A:	Upon exercise, interests in Stock Appreciation Rights may be distributed in cash, shares of Common Stock or a combination of the two, as the Compensation Committee may determine.

PARTICIPANT RIGHTS

Q:	DO PARTICIPANTS HAVE STOCKHOLDER RIGHTS?

A:	Recipients of Restricted Stock or Performance Stock awards will ordinarily have stockholder rights, including dividend and voting rights. Recipients of Restricted Stock Unit awards, Performance Unit awards, SARs and options ordinarily will not have stockholder rights unless and until shares of Common Stock are distributed pursuant to those awards.

Q:	MAY PARTICIPANTS TRANSFER THEIR OMNIBUS PLAN INTERESTS?

A:	Generally, no. All awards are non-transferable and may be exercised only by the grantee and may not be transferred other than by will, by the laws of descent and distribution or by beneficiary designation. Non-transferable awards are exercisable during a participant’s lifetime only by the participant or, as permitted by applicable law, the participant’s guardian or other legal representative. Other than pursuant to a permitted transfer, no award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so will be null and void.

Q:	WHAT HAPPENS TO AWARDS UPON TERMINATION OF EMPLOYMENT?

A:	Generally, awards are forfeited upon a participant’s termination of employment. However, the Compensation Committee has discretion to provide otherwise that: (1) awards become non-forfeitable, fully-earned and payable; and (2) stock options and SARs become exercisable, on the date of termination of employment or as a result of a specific event of termination of employment such as retirement, death or disability. With respect to a Performance Stock or Performance Unit award, the Compensation Committee has discretion to provide that the award is forfeited only in part. If a recipient of a Performance Stock or Performance Unit award dies or becomes disabled during the performance period, the Compensation Committee has discretion to provide that the award was earned in whole or in part. However, if the award was intended to be performance-based compensation within the meaning of Section 162(m) of the Code, additional restrictions apply.

IMPACT OF MAJOR CORPORATE EVENTS

Q:	WHAT HAPPENS IF THERE IS A CHANGE IN THE COMPANY’S CAPITAL STRUCTURE?

A:	The Omnibus Plan provides that the Compensation Committee will make appropriate adjustments in the number of shares of Common Stock subject to the Omnibus Plan (and other share limitations described above) and to grants previously made in the event of any stock split or combination, recapitalization, reorganization or stock dividend or similar occurrence. If, in connection with a corporate merger or acquisition, the Company either assumes stock options or stock incentive obligations of another company or grants stock options or stock incentives in substitution for those of another company, the Common Stock subject to those awards will not be charged against the share limitations described above. If shares of Common Stock under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, those shares will be charged against the share limitations described above and shall not be granted under the Omnibus Plan again.

Q:	WHAT HAPPENS IF THERE IS A CHANGE IN CONTROL OF THE COMPANY?

A:	Except as otherwise provided in an award agreement, upon a “change in control” (as defined in the Omnibus Plan): (i) all awards automatically become fully exercisable, vested, earned and payable; and (ii) then-outstanding options and stock appreciation rights remain exercisable for the full balance of their term.

FEDERAL TAXATION

Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS FOR THE COMPANY AND PARTICIPANTS?

A:	The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to participants and the Company should generally be as set forth in the following summary. This summary only addresses income tax consequences for participants and the Company.

Tax withholding requirements may be satisfied on a mandatory or elective basis, as determined by the Compensation Committee. With respect to cash distributions, the Company will withhold up to the minimum required federal, state and local withholding taxes, including payroll taxes. With respect to stock distributions, the Company will sell the fewest number of shares necessary for the proceeds to equal the minimum required federal, state and local income tax liability arising from the distributions.

There are no federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When an NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for an NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for an SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of an NQSO or SAR, the Omnibus Plan requires the participant to pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements. The participant’s tax treatment upon a disposition of shares acquired through the exercise of an NQSO is dependent upon the length of time the shares have been held. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant’s alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of. The gain realized upon the participant’s disposition of shares acquired under an ISO will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an ISO is exercised and the participant is eligible for capital gain tax treatment. If the minimum holding period is not met for capital gain tax treatment, the participant will realize ordinary income and the Company will be entitled to a deduction as described above for NQSOs.

Generally, no taxes are due upon a grant of Restricted Stock, Restricted Stock Units, Performance Stock or Performance Units. An award of Restricted Stock or Performance Stock becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary income rates on the value of the Restricted Stock or Performance Stock when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of Restricted Stock Units and Performance Units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions. The taxation of Restricted Stock and Performance Stock may be accelerated by an “83(b) election” under Section 83 of the Code, if permitted by the applicable agreement. At the present time, it is the Company’s practice not to allow 83(b) elections and it is currently anticipated that the applicable grant documents will preclude grantees from making an 83(b) election.

The Omnibus Plan is designed to permit compliance with Section 162(m) relating to the deductibility of performance-based compensation. It is intended that stock options and awards under the Omnibus Plan with a performance component generally will satisfy the requirements for performance-based compensation under Section 162(m) while providing the Compensation Committee the authority to grant non-performance-based awards where it deems appropriate. Section 162(m) generally places a $1 million limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Chief Executive Officer and the three named executive officers other than the Chief Financial Officer during a tax year unless the compensation meets certain requirements. To qualify for favorable tax treatment, grants must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162’s regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options to qualify, the granting, issuance, vesting or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT OF
THE RPM INTERNATIONAL INC. AMENDED AND RESTATED
2004 OMNIBUS EQUITY AND INCENTIVE PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended May 31, 2009.

Our Board of Directors unanimously recommends a vote FOR Proposal Three to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2010.

The decision to engage Ernst & Young LLP was made by the Company’s Audit Committee.

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended May 31, 2009 and 2008, various audit services and non-audit services were provided to the Company by Ernst & Young LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

	May 31,
	2009	2008

Audit Fees	$5,335,000	$5,755,000
Audit-Related Fees	46,000	94,000
Tax Services	928,000	363,000
All Other Fees	—	—

Total Fees	$6,309,000	$6,212,000

Audit Fees:  The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended May 31, 2009 and 2008 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2009 and 2008 were $5,335,000 and $5,755,000, respectively.

Audit-Related Fees:  The aggregate fees relating primarily to employee benefit plan audits and other review services billed by Ernst & Young LLP were $46,000 and $94,000 for the fiscal years ended May 31, 2009 and 2008, respectively.

Tax Fees:  The aggregate fees relating to tax compliance, advice and planning billed by Ernst & Young LLP were $928,000 and $363,000 for the fiscal years ended May 31, 2009 and 2008, respectively.

All Other Fees:  No other fees were billed by Ernst & Young LLP for fiscal years 2009 and 2008.

PROPOSAL FOUR

STOCKHOLDER PROPOSAL

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, notified the Company by letter dated April 20, 2009 of his intention to offer the following proposal for consideration of the stockholders at the Annual Meeting. In his letter, Mr. Armstrong informed the Company that he held and will continue to hold at least 144 shares of Common Stock of the Company.

Stockholder Resolution

That the shareholders of RPM INTERNATIONAL INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

Stockholder Statement

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc., CenterPoint Energy, Inc., [and] [sic] Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study of researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become more aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

THE BOARD OF DIRECTORS’ RESPONSE TO THE STOCKHOLDER PROPOSAL

The Governance and Nominating Committee, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company’s classified Board structure. For the reasons set forth below and based on the recommendation of the Governance and Nominating Committee, the Board of Directors of RPM International Inc. has determined that it is in the best interests of the Company and its stockholders to maintain the Company’s current classified Board structure.

Stability and Continuity

With a classified board, the likelihood of continuity and stability in the Board’s business strategies and policies is enhanced, since generally at all time two-thirds of the Directors will have had prior experience as Directors of the Company and are familiar with the Company’s business and affairs. Directors who have experience with the Company and are knowledgeable about its business and affairs are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company, its stockholders and the generation of long-term stockholder value.

We believe that the continuity and stability provided by a classified Board structure is particularly valuable during times when the Company is facing significant business challenges. In that regard, your Board of Directors has provided oversight to a business strategy that saw us achieve record sales and net income (before asbestos charges) in each of fiscal 2002 through 2008, despite an environment of rapidly rising commodity prices and the challenges of asbestos litigation. In the face of the almost unprecedented decline in economic conditions during fiscal 2009, your Directors’ experience with the Company and the ability to focus on the longer-term provided to them by our classified Board structure helped us to take decisive action to reduce costs, strengthen our liquidity and capital structure, and position the Company to capitalize on the economic recovery when it begins. We were able to take these actions while not only maintaining, but actually increasing, our quarterly cash dividend by 5.3%.

Annual elections of Directors may result in a focus on shorter-term business issues and short-term pressure from special interests. This short-term focus may be inconsistent with the long-term well-being of the Company and its stockholders.

A classified Board also assists the Company in attracting and retaining highly qualified Directors who are willing to commit the time and resources necessary to understand the Company, its operations and its competitive environment. The Company believes that agreeing to serve a three-year term demonstrates a nominee’s commitment to the Company over the long-term. Given the current corporate governance climate in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period.

Protection Against Unfair and Abusive Takeover Tactics

A classified board is also designed to safeguard the Company against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. The classified board structure enhances the ability of the Board to negotiate the best results for all stockholders in those circumstances. Absent a classified board, a potential acquirer could gain control of the Board by replacing a majority of the Directors with its own slate of nominees at a single annual meeting, and without paying a premium to the Company’s stockholders.

A study by researchers at The University of Arizona, Drexel University, The Wharton Financial Center and The University of Utah published in The Journal of Financial Economics in 2008 found that companies with classified boards are acquired at a rate equivalent to that at which companies without classified boards are acquired. However, the study notes an important distinction between companies with classified boards and those without them: the shareholders of companies with classified boards receive a larger proportional share of the total value gains from a merger. According to the study: “Overall, the evidence is inconsistent with the view that board classification is associated with managerial entrenchment, and instead suggests that classification may improve the relative bargaining power of target managers on behalf of their constituent shareholders.”

Accountability to Stockholders

The Board further believes that annual elections for each Director are not necessary to promote director accountability. All Directors are required to uphold their fiduciary duties to the Company and its stockholders, regardless of how often they stand for election. The Board believes that Directors elected to three-year terms are not insulated from this responsibility and are as accountable to stockholders as directors elected annually. Further, since one-third of the Directors are elected each year, the stockholders have an orderly means to effect change and communicate their views on the performance of the Company and its Directors.

Moreover, the corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the NYSE rules that have put into place structural requirements and responsibilities have increased significantly the Board’s responsibilities to stockholders. The Company has implemented additional measures to further foster such accountability, including the adoption of Corporate Governance Guidelines and Categorical Standards that focus on the independence and quality of the Company’s Directors and the effective functioning and regular self-evaluations of the Board and its committees. For example, eleven of the thirteen members of the Board of Directors are independent. In addition, the Company’s Audit Committee, Compensation Committee, and Governance and Nominating Committee are each comprised solely of independent Directors as defined in the NYSE listing standards and the respective committee charters.

Corporate Governance

The Board is committed to corporate governance practices that will benefit the Company’s stockholders and regularly examines these practices in light of the changing environment. The Company’s Corporate Governance Guidelines and Categorical Standards focus on the independence and quality of the Company’s Directors and the effective functioning of the Board.

Article VII, Section 1, of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) sets forth the requirement that the Company’s Board be classified into three classes of Directors. In accordance with Delaware law and the terms of Article VII, Section 1, of the Certificate, an amendment to Article VII, Section 1, of the Certificate requires the Board to declare such an amendment advisable, as well as the subsequent affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock. Therefore, the adoption of this proposal would not in itself eliminate the classified Board, but would only amount to an advisory recommendation to the Board to take the necessary steps to achieve a declassified Board.

A favorable vote of a majority of the votes cast on the stockholder proposal is necessary for approval of the stockholder proposal. Abstentions will count as present for purposes of determining whether the proposal has been approved and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether the proposal has been approved and will have no effect on the outcome of the proposal.

Our Board of Directors unanimously recommends a vote AGAINST Proposal Four.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) must be received by the Company’s Secretary at its principal executive offices no later than April 30, 2010 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

In addition, in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), if a stockholder intends to present a proposal (including with respect to Director nominations) at the 2010 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials for the 2010 Annual Meeting, that stockholder must deliver the proposal, along with all information relating to the proposal required by the Bylaws, to the Company’s Secretary so that it is received no earlier than the close of business on June 10, 2010 (the 120th day prior to the first anniversary of this year’s Annual Meeting), and no later than the close of business on July 12, 2010 (the 90th day prior to the first anniversary of this year’s Annual Meeting). If not submitted within this timeframe and containing the required information in accordance with the Bylaws, the notice would be considered untimely.

If, however, the date of the 2010 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to the date of the 2010 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2010 Annual Meeting or, if the first public announcement of the date of the 2010 Annual Meeting is less than 100 days prior to the date of the 2010 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2010 Annual Meeting is first made by the Company.

OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Secretary
RPM International Inc.
P.O. Box 777
Medina, Ohio 44258

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States. You may also vote by the Internet at www.proxyvote.com or by phone at 1-800-690-6903. Please refer to the Proxy for more details about how you may vote.

By Order of the Board of Directors.

Edward W. Moore
Vice President, General Counsel
and Secretary

August 28, 2009

Appendix A

RPM INTERNATIONAL INC.
AMENDED AND RESTATED
2004 OMNIBUS EQUITY AND INCENTIVE PLAN
Effective as of July 21, 2009

RPM INTERNATIONAL INC.
AMENDED AND RESTATED
2004 OMNIBUS EQUITY AND INCENTIVE PLAN
(Effective as of July 21, 2009)

1.  Purposes.  The purposes of this Plan are: (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward employees who render services that benefit the Company, Subsidiaries or Allied Enterprises, and (b) to align the interests of such employees with the interests of the Company’s stockholders generally. This Plan was most recently amended and restated, effective as of December 31, 2008, to address Code Section 409A and is now being amended and restated, effective as of July 21, 2009, to increase certain share limitations hereunder.

2.  Eligibility.  Individuals who are common law employees of RPM International Inc., a Subsidiary or an Allied Enterprise may become eligible for Awards under this Plan; provided, however, that an employee of an Allied Enterprise will be eligible for an Award only if the Committee has determined that there are legitimate business criteria for granting such Award.

3.  Definitions.  Capitalized terms in this Plan shall have the following meanings, unless specifically provided otherwise in a plan agreement:

(a) Allied Enterprise.  “Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Company or a Subsidiary has at least a 20% equity interest.

(b) Appreciation-Only Award.  “Appreciation-Only Award” means Options and Stock Appreciation Rights with an exercise price equal to at least one hundred percent (100%) of Fair Market Value on the date of grant.

(c) Award.  “Award” means an award in one of the forms described in Section 4(a) and subject to the terms and conditions of this Plan and the relevant plan agreement.

(d) Beneficiary.  “Beneficiary” means a person or entity designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Participant’s rights under the Plan shall pass in the event of the death of such Participant. If the person or entity so designated is not living or in existence at the time of the death of the Participant, or if no such person or entity has been so designated, the “Beneficiary” shall mean the person or persons in the first of the following classes in which there are any survivors of the Participant: (i) his or her spouse at the time of death, (ii) his or her issue per stirpes, (iii) his or her parents, and (iv) the executor or administrator of his or her estate.

(e) Board of Directors.   “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time. “Director” means a member of the Board of Directors of the Company.

(f) Change in Control.   “Change in Control” means the occurrence of any of the following events:

(i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the “Voting Stock”) immediately prior to such transaction;

(ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

(iii) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under SEC Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifteen percent (15%) or more of the total votes relating to the then-outstanding securities entitled to vote generally in the election of directors (the “Voting Power”);

(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

(v) During any period of two (2) consecutive years, individuals who, at the beginning of any such period constitute the Directors, cease, for any reason, to constitute at least a majority thereof, unless the nomination for election by the Company’s stockholders of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then in office who were Directors at the beginning of any such period; or

(vi) Such event as the Board, in the good faith exercise of its discretion, determines to be a “Change in Control.”

Notwithstanding the foregoing provisions of paragraphs (iii) and (iv) of this definition, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan: (i) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, (ii) solely because any other person or entity either files or becomes obligated to file a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Company’s Board of Directors and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or (iii) solely because of a change in control of any Subsidiary.

(g) Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and related Treasury Department regulations and pronouncements. References to a particular section of the Code shall include references to any related Treasury Department regulations and pronouncements and to each of their successors.

(h) Committee.  “Committee” means the Compensation Committee of the Board of Directors.

(i) Common Stock.  “Common Stock” means shares of common stock of RPM International Inc., with par value of one cent ($0.01) per share.

(j) Company.  “Company” means RPM International Inc., a Delaware corporation, and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to RPM International Inc. or substantially all of the assets of RPM International Inc., that assumes the obligations of RPM International Inc. under this Plan by operation of law or otherwise.

(k) Designated Representative.  “Designated Representative” means the person or office designated by the Committee as being responsible for routine, day-to-day Plan administration matters and, in the absence of a contrary designation, shall be the Director of Human Resources & Administration and that person’s designees.

(l) Disability.  “Disability” means that an individual is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months: (i) unable to engage in any substantial gainful activity; or (ii) receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. Without limitation, for purpose of this Plan, an individual will be deemed to have a Disability if the individual is determined to be totally disabled by the Social Security Administration, or is determined to be disabled in accordance with a disability insurance program of the Company or any Subsidiary (provided that the definition of disability applied under such disability insurance program complies with the requirements of Section 409A).

(m) Dividend Equivalents.  “Dividend Equivalents” mean rights described in Section 6(c).

(n) Dollar-Denominated Awards.  “Dollar-Denominated Awards” mean Performance Unit Awards and any other Incentive Awards the amount of which are based on a specified amount of money other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock. “Dollar-Denominated Awards” do not include Options or Stock Appreciation Rights.

(o) Effective Date.  “Effective Date” means the effective date of this Plan, as provided in Section 12.

(p) Eligible Person.  “Eligible Person” means any individual who is eligible for an Award under this Plan as set forth in Section 2.

(q) Employee.  “Employee” means any person who is employed as a common law employee by the Company or a Subsidiary on a full-time or part-time basis.

(r) Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and related regulations and pronouncements.

(s) Fair Market Value.  “Fair Market Value” means, on a particular date:

(i) If the Common Stock is listed or admitted to trading on such date on the New York Stock Exchange, the closing price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or

(ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the closing price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with regard to securities listed or admitted to trading on such national exchange; or

(iii) If the Common Stock is not listed or admitted to trading on any national exchange, the price of a share of Common Stock at the end of such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

(iv) If there were no reported sales on the date described in subparagraphs (i), (ii) or (iii), the respective prices on the most recent prior day on which a sale was so reported.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the

Committee in a manner consistent with Section 422 of the Code and shall mean the value as so determined.

(t) Incentive Award.  “Incentive Award” means an amount of money that is paid or a number of shares of Common Stock that are issued, or a right to be paid an amount of money or to be issued a number of shares of Common Stock that is granted as described in Section 6 of the Plan. “Incentive Awards” do not include Options or Stock Appreciation Rights.

(u) Incentive Stock Option.  “Incentive Stock Option” means an option intended to meet the requirements of Section 422 of the Code.

(v) Non-Statutory Stock Option.  “Non-Statutory Stock Option” means an option which is not intended to be an Incentive Stock Option.

(w) Option.  “Option” means an option granted under this Plan to purchase shares of Common Stock. “Options” may be Incentive Stock Options or Non-Statutory Stock Options.

(x) Participant.  “Participant” means an Eligible Person who has been granted an Award under this Plan and executed a plan agreement as required under Section 4(d).

(y) Performance-Based Compensation.  “Performance-Based Compensation” means “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code.

(z) Performance Share Award.  “Performance Share Award” means a right described in Section 6 to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

(aa) Performance Unit Award.  “Performance Unit Award” means a right described in Section 6 to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock), or shares of Common Stock having a Fair Market Value equal to such specified amount of money, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

(bb) Plan.  “Plan” means this RPM International Inc. 2004 Omnibus Equity and Incentive Plan, as amended from time to time.

(cc) Restricted Stock Award.  “Restricted Stock Award” means shares of Common Stock that are issued to an Eligible Person as described in Section 6(a)(i) subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply at a future time or times if continued employment conditions and other terms and conditions specified by the Committee are satisfied.

(dd) Restricted Stock Unit Award.  “Restricted Stock Unit Award” means shares of Common Stock that will be issued to an Eligible Person at a future time or times as provided in Section 6(a)(i) if continued employment conditions and other terms and conditions specified by the Committee are satisfied.

(ee) Sarbanes-Oxley Act.  “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and pronouncements.

(ff) SEC Rule 16b-3.  “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act and related pronouncements, as such rule or any successor rule may be in effect from time to time.

(gg) Section 16 Person.  “Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(hh) Stock Appreciation Right.  “Stock Appreciation Right” means a right as described in Section 9.

(ii) Stock Power.  “Stock Power” means a power of attorney executed by a Participant and delivered to the Company which authorizes the Company to transfer ownership of shares from the Participant to the Company or a third party.

(jj) Subsidiary.  “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company, but only during the period any such corporation or business association would be so defined. Notwithstanding the foregoing, when used in reference to an Incentive Stock Option, the term “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code with respect to the Company.

4.  Grants of Awards.

(a) Types of Awards.  Subject to the terms and conditions of the Plan, the Committee may at any time and from time to time, grant the following types of Awards to any Eligible Person:

(i) Incentive Awards, which may but need not be in the form of Dividend Equivalents, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, or Restricted Stock Unit Awards,

(ii) Options, and

(iii) Stock Appreciation Rights.

Notwithstanding any provision of this Section to the contrary, the Committee may only grant Incentive Stock Options to Employees. Furthermore, no Award of any kind may be granted to an Eligible Person who is an employee of an Allied Enterprise unless the Committee can demonstrate legitimate business criteria for granting such Award.

(b) Amendment of Awards; Waiver of Terms.  After an Award has been granted:

(i) the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and

(ii) with the written consent of the affected Participant, may amend any Award after it has been granted to include or exclude any provision which could have been included in or excluded from such Award when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

(c) Plan Agreements.  Awards are contingent on an Eligible Person’s execution of a plan agreement in the form prescribed by the Committee. All plan agreements shall incorporate this Plan by reference. The Committee may condition an Award upon a Eligible Person’s execution and delivery of one or more Stock Powers in blank to the Company. Execution of a plan agreement by the Eligible Person shall constitute the Eligible Person’s irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such plan agreement and of the terms and conditions of the Plan applicable to such Award. Plan agreements may differ from time to time and from Eligible Person to Eligible Person.

(d) Revocation of Awards.  The Committee may revoke any Award; provided, however, that after a plan agreement evidencing an Award has been executed and delivered to the Designated Representative, the Committee may revoke the Award only with the written consent of the Participant.

(e) Performance-Based Compensation Awards.  The Committee may grant Awards that qualify as Performance-Based Compensation. Any provision of the Plan that cannot be interpreted, administered or construed to permit the granting of such Awards shall, to that extent, be disregarded.

(f) Incentive Stock Options; Non-Statutory Stock Options.  The Committee may grant Options that are “incentive stock options” under Section 422 of the Code. Any provision of the Plan that cannot be interpreted, administered or construed to permit the granting of such Options shall, to that extent, be disregarded. If an Option is intended to be an Incentive Stock Option but, for any reason, such Option or a portion thereof does not so qualify, then to the extent such Option does not so qualify, such Option or such portion thereof shall be regarded as a Non-Statutory Stock Option appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for Non-Statutory Stock Options.

5.  Stock Available Under Plan; Award Limits.

(a) Number of Shares.  Subject to Sections 5(c), 5(d) and 11:

(i) the maximum aggregate number of shares of Common Stock which may be issued under this Plan pursuant to Awards is twelve million (12,000,000) shares of Common Stock; and

(ii) not more than six million (6,000,000) shares of the maximum aggregate number of shares of Common Stock may be issued under this Plan pursuant to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Performance Unit Awards. Such Awards shall be 100% fully performance-based stock compensation awards within the meaning of Section 162(m) of the Code; and

(iii) the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted under this Plan during any Plan Year (as defined in Section 13(d)) to any Participant is two hundred twenty-five thousand (225,000) shares of Common Stock; and

(iv) the maximum number of shares of Common Stock with respect to which any and all Awards other than Appreciation-Only Awards and Dollar-Denominated Awards may be granted under this Plan in any Plan Year to any Participant is one hundred seventy-five thousand (175,000) shares of Common Stock; and

(v) no Participant may receive more than two million five hundred thousand dollars ($2,500,000) (or the equivalent thereof in shares of Common Stock, based on their Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Participant under this Plan in any Plan Year.

(b) Adjustments to Number of Shares.  If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either: (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section.

(c) Source of Shares.  Shares which may be issued pursuant to Awards made under the Plan may be authorized but unissued shares of Common Stock, shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust or other legal entity pursuant to Section 16(d), as the Committee may from time to time determine; provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust or other legal entity pursuant to Section 16(d) or to an Eligible Person in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are credited to a special account for purposes of this Plan, and shall be available for any corporate purpose.

(d) Effect of Termination of Award.  If any shares of Common Stock subject to an Award shall not be issued to an Eligible Person and shall cease to be issuable to a Eligible Person because of the termination, expiration, forfeiture or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of an Eligible Person’s failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall be charged against the limitations provided for in Section 5(a) and shall not be granted under this Plan again.

(e) Effect of Receipt of Shares.  Subject to Section 5(f), if the purchase price of shares subject to an Option is paid in shares of Common Stock in accordance with the provisions of Section 8(b)(iv), the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option shall not be added back to the maximum aggregate number of shares which may be issued under Section 5(a).

(f) Compliance with NYSE Rules; Preservation of Incentive Stock Option Status.  If and to the extent that the Committee determines that any provisions of this Plan shall cause the Company or the Plan to fail to satisfy the rules or listing standards of the New York Stock Exchange, as in effect from time to time, or shall prevent Incentive Stock Options granted under the Plan from qualifying as incentive stock options under Section 422 of the Code, then to that extent, such provisions shall be disregarded.

6.  Incentive Awards.

(a) Generally.  Except as otherwise provided in Section 16(e), Incentive Awards shall be subject to the following provisions:

(i) Amount of Incentive Awards.  Incentive Awards may be granted in lieu of, or as a supplement to, any other compensation that may have been earned by the Eligible Person prior to the date on which the Incentive Award is granted. The amount of an Incentive Award may be based upon: (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) an amount not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Any Incentive Award may be paid in the form of money or shares of Common Stock valued at their Fair Market Value, or a combination of money and such shares, as the Committee may provide in the relevant plan agreement. Dividend Equivalents, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards are specific forms of Incentive Awards, but are not the only forms in which Incentive Awards may be made.

(ii) Timing of Payment for Incentive Awards.  Any shares of Common Stock that are to be issued pursuant to an Incentive Award, and any money to be paid in respect of an Incentive Award, may be issued or paid to the Eligible Person at the time such Award is granted, or at any time subsequent thereto, or in installments, as the Committee shall determine. In the event that any such issuance or payment shall not be made to the Eligible Person at the time an Incentive Award is granted, the Committee may grant Dividend Equivalents in respect of the Award, or may provide that, until such shares are issued or money is paid or until the Award is forfeited, and subject to such terms and conditions as the Committee may impose, the Award shall earn amounts equivalent to interest or another investment return specified by the Committee, which amounts shall be paid by March 15 following the calendar year in which earned, and which amounts may be paid either in money or shares of Common Stock, all as the Committee may provide.

(iii) Terms of Incentive Awards; Stockholder Rights.  Incentive Awards shall be subject to such terms and conditions as the Committee may determine; provided, however, that upon the issuance of shares pursuant to any such Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends at the time such dividends are paid, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Award.

(b) Performance Share Awards and Performance Unit Awards.

(i) In General.  The Committee may grant any Eligible Person a Performance Share Award and/or a Performance Unit Award. The Committee may provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

(ii) Performance Goals.  Subject to Section 7(b), the specified performance goal applicable to a Performance Share Award or Performance Unit Award may consist of any one or more of the following: completion of a specified period of employment with or other service that benefits the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards need not be the same for each award or each Eligible Person to whom an award is granted. An Eligible Person may be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier-granted or later-granted Award.

(iii) Effect of Death or Disability.  Subject to Section 7(e), the Committee may provide that if the Participant’s death or Disability occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part, as the Committee may specify.

(iv) Effect of Termination of Employment or Service.  The Committee may provide for a Participant’s Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Participant’s employment or service terminates for any reason before shares are issued or money is paid, as applicable, in full settlement of such Performance Share Award or Performance Unit Award.

(v) Non-Alienation.  Except as otherwise provided in the relevant plan agreement, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Beneficiary.

(c) Dividend Equivalents.

(i) In General.  The Committee may grant any Eligible Person the right to be paid an amount of money equal to the dividends paid from time to time on a specified number of shares of Common Stock (“Dividend Equivalents”) which may be based on the number of shares that are subject to another Award, including without limitation an Option or Stock Appreciation Rights, and whether or not such other Award is vested or exercisable.

(ii) Timing of Payment.  The Committee may provide for such amount of money to be paid on each date on which such dividends are paid.

(iii) Form of Payment.  Dividend Equivalents may be paid in the form of money or shares of Common Stock based on their Fair Market Value on the payment date, or in a combination of money and such shares, as the Committee may determine.

(iv) Impact Upon Maximum Shares Available Under Plan.  Any shares of Common Stock issued in payment of Dividend Equivalents shall be charged against the maximum aggregate number of shares which may be issued pursuant to Awards under Section 5(a).

7.  Special Provisions Applicable to Performance-Based Compensation Awards.

(a) Grant and Administration of Performance-Based Compensation Awards.  Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will permit such Awards to qualify as Performance-Based Compensation.

(b) Performance Measures.  The performance measure or measures applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be based on targeted levels of, targeted levels of return on, or targeted levels of growth for, any one or more of the following (or substantially similar) performance measures on a consolidated Company, consolidated group, business unit or divisional level, as the Committee may specify: earnings, earnings per share, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity, and cash flow. The Committee shall select the performance measure or measures applicable to any such Award and shall establish the levels of performance at which such Award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the Participant’s Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify.

(c) Payment of Performance-Based Compensation Awards.  Notwithstanding any provision of the Plan to the contrary, but subject to Sections 7(e), 10 and 11, Awards to which Section 7(b) applies shall: (i) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” within the meaning of Treasury Regulation Section 1.162-27(e)(2)(i) or a successor thereto over a period of one (1) year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Section 7(b), and (ii) be subject to such other terms and conditions as the Committee may impose.

(d) No Discretionary Increases in Payments Under Performance-Based Compensation Awards.  The terms of the performance goal applicable to any Award to which Section 7(b) applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal, except as may otherwise be permitted in Treasury Regulation Section 1.162-27(e) or a successor thereto.

(e) Effect of Death, Disability or Change in Control.  An Award to which Section 7(b) applies may be earned in whole or in part if the Participant’s death, Disability or a Change in Control occurs before the performance goal applicable to the Award is attained but only if and to the extent that: (i) the Committee so provides with respect to such Award, and (ii) the Award will nevertheless qualify as Performance-Based Compensation, and (iii) payment is not made prior to attainment of the performance goal.

8.  Options.  Except as otherwise provided in Section 16(e), Options shall be subject to the following provisions and such other terms and conditions as the Committee may provide in the relevant plan agreement evidencing the Options:

(a) Purchase Price Per Share.  Subject to Section 11, the purchase price per share shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date an Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of such Fair Market Value with respect to Incentive Stock Options). Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, increase (but not decrease) in correlation with an index specified by the Committee.

(b) Payment of Purchase Price.  The purchase price of shares subject to an Option may be paid in whole or in part: (i) in money, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) by electronic funds transfer, (iv) if so provided in the Option and consistent with the Sarbanes-Oxley Act, other applicable laws and such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (v) if so provided in the Option and subject to such terms and conditions as may be specified in the Option, in shares of Common Stock owned by the optionee, free and clear of all liens and encumbrances, which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

(c) Consideration; Exercise of Options.  Options may be granted for such consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine. Property shall include an obligation of the Company unless prohibited by applicable law. Subject to the provisions of this Section, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an Option may provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that it will become exercisable only if one or more performance goals specified therein are achieved. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration is required for such acceleration. Unless otherwise provided in the relevant plan agreement, an Option may be exercised at any time in whole or in part after it becomes exercisable and before its expiration or termination.

(d) Limitations on Exercise of Options.  Subject to Section 16(a), each Option shall be exercisable during the life of the optionee only by the optionee, his or her guardian or legal representative, and after death only by his or her Beneficiary. The Committee may prohibit or otherwise limit the exercise of Incentive Stock Options by an optionee’s guardian or legal representative if necessary to preserve the Options’ status as Incentive Stock Options under applicable law. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth (10th) anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. Subject to the foregoing provisions of this Section 8(d), the Committee may provide for an Option to be exercisable after termination of the Eligible Person’s employment or other service.

(e) Limitation on Fair Market Value of Shares Subject to an Incentive Stock Option.  An Option may be an Incentive Stock Option. The aggregate Fair Market Value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000) unless the Code is amended to allow a higher dollar amount. To the extent that such Fair Market Value exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Statutory Stock Options.

(f) Issuance of Shares Upon Exercise of Option.  Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option as soon as practicable after the Option is properly exercised. If so provided in the relevant plan agreement, the shares issued pursuant to the exercise of the Option may be non-transferable and forfeitable to the Company in designated circumstances and for specified periods of time.

(g) No Discretion to Adjust Exercise Price.  Except as provided in Sections 8(a) and 11, the Committee shall not have the authority to adjust the exercise price of outstanding Options.

(h) Legal and Regulatory Approvals.  No option shall be exercisable unless and until the Company: (i) obtains the approval of all regulatory bodies whose approval the Committee may deem necessary or desirable, and (ii) complies with all legal requirements determined to be applicable by the Committee.

(i) Notice of Exercise of Options.  An Option shall be considered exercised if and when the person exercising the Option provides notice of the exercise to the Designated Representative of the Company on a properly completed and executed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized in the plan agreement evidencing such Option and described in Section 8(b) for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the relevant plan agreement expressly provides otherwise.

9.  Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Types of Stock Appreciation Rights.  Stock Appreciation Rights that are granted under the Plan may be free-standing or may be supplemental to an Option. Any Stock Appreciation Rights that are supplemental to an Option shall entitle the holder to receive an amount determined under Section 9(b) in addition to the proceeds of the Option if and when the holder purchases shares under the related Option or at any subsequent time specified in the relevant plan agreement; provided that no exercise of such supplemental Stock Appreciation Right shall reduce the number of shares subject to the related Option or reduce the consideration to be paid for shares under such Option.

(b) Consideration; Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted for such consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine. Property shall include an obligation of the Company unless prohibited by applicable law. Subject to the provisions of this Section, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments. Without limiting the foregoing, Stock Appreciation Rights may become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more specified performance objectives or become exercisable only if one or more specified performance goals are achieved. The Committee may accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration is required for such acceleration. Unless otherwise provided in the Plan or the relevant plan agreement, Stock Appreciation Rights may be exercised at any time in whole or in part after they become exercisable and before they expire or terminate.

(c) Limitations on Exercise of Stock Appreciation Rights.  No free-standing Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth (10th) anniversary of the date on which the Stock Appreciation Rights were granted. Subject to the foregoing provisions of this Section, the Committee may provide for Stock Appreciation Rights to be exercisable after termination of the Eligible Person’s employment or other service.

(d) Payment Upon Exercise of Stock Appreciation Rights; Exercise Price; Adjustment of Payments Under Certain Circumstances.  Upon exercise of Stock Appreciation Rights, the holder shall be entitled to receive an amount of money, or a number of shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, or a combination of money and shares valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Exercise Price (as hereafter defined) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued unless the relevant plan agreement expressly provides otherwise. In the case of Stock Appreciation Rights that are granted as a supplement to the related Option, and in the case of free-standing Stock Appreciation Rights, the Exercise Price shall be the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted, unless the Committee specified a higher Exercise Price when the Stock Appreciation Rights were granted.

(e) Effect of Stock Appreciation Rights on Share Limitations.  Subject to Section 5(e), the limitations set forth in Section 5(a) shall be charged only for the number of shares which are actually issued in settlement of Stock Appreciation Rights.

(f) Limitations on Exercise of Stock Appreciation Rights.  Subject to Section 16(a), Stock Appreciation Rights shall be exercisable during the life of the Participant only by him or his guardian or legal representative, and after death only by his or her Beneficiary. A Stock Appreciation Right shall be considered exercised if and when the person exercising the Stock Appreciation Right provides notice of the exercise to the Designated Representative on a properly completed and executed form approved for this purpose by the Committee, accompanied by full payment of any consideration in one or more of the forms authorized in the relevant plan agreement and described in Section 8(b) for the number of Stock Appreciation Rights to be exercised.

(g) No Discretion to Adjust Exercise Price.  The Committee shall not have authority to adjust the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 11.

10.  Changes in Control, Termination of Service, Death and Disability.

(a) Acceleration of Rights Upon Change in Control.  Notwithstanding any provision of the Plan to the contrary, unless the relevant plan agreement provides otherwise: (i) any Award which is outstanding but not yet fully exercisable, vested or earned at the time of a Change in Control shall become fully exercisable, vested or earned at that time, and (ii) any Option or Stock Appreciation Right which is outstanding at the time of a Change in Control shall remain exercisable for the full balance of its ten (10) year (or shorter) term, irrespective of any provision that would otherwise cause such Option or Stock Appreciation Right to terminate sooner.

(b) Discretionary Actions By Committee.  Subject to Section 10(a), and without limitation of the Committee’s authority under Section 13, the Committee may:

(i) authorize the holder of an Option or Stock Appreciation Rights to exercise the Option or Stock Appreciation Rights following the termination of the Participant’s employment or service or following the Participant’s death or Disability, whether or not the Option or Stock Appreciation Rights would otherwise be exercisable following such event, provided that in no event may an Option or Stock Appreciation Rights be exercised after the expiration of their term;

(ii) grant Options and Stock Appreciation Rights which become exercisable only in the event of a Change in Control;

(iii) provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;

(iv) authorize any Award to become non-forfeitable, fully-earned and payable following: (A) the termination of the Participant’s employment or service, or (B) the Participant’s death or Disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable following such event;

(v) grant Awards which become non-forfeitable and fully earned only in the event of a Change in Control; and

(vi) provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control.

11.  Adjustment Provisions.  In the event that any liquidation, recapitalization, reorganization, redesignation or reclassification, split-up, reverse split, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a stock split, stock dividend, combination of shares, merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur: (a) the maximum aggregate number and class of shares or other securities or property that may be issued in accordance with Section 5(a) pursuant to: (i) Awards thereafter granted, and (ii) Awards thereafter granted that are not Appreciation-Only Awards, (b) the maximum number and class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar-Denominated Awards, may be granted during any calendar year to any Employee or other Eligible Person pursuant to Section 5(a), (c) the number and class of shares or other securities or property that may be issued or transferred under outstanding Awards, (d) the purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued pursuant to Awards which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to Incentive Stock Options; and (ii) Section 162(m) of the Code with respect to Performance-Based Compensation Awards.

12.  Effective Date and Duration of Plan.  The Plan became effective on October 8, 2004 upon approval by the Company’s stockholders. Awards may be granted within ten (10) years after October 8, 2004, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from July 22, 2004 (the date the Plan was adopted by the Board).

13.  Administration.

(a) Plan Administrator.  Unless otherwise specified by the Board, the Plan shall be administered by the Compensation Committee of the Board of Directors. No person shall be appointed to or shall serve as a member of such committee unless he or she is an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange and a “non-employee director” as defined in SEC Rule 16b-3. Unless the Board determines otherwise, such committee shall also be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3) or a successor thereto.

(b) Authority and Governance of the Committee.  The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are Eligible Persons and select the Eligible Persons who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the exercise price in the case of an Option or Stock Appreciation Rights and whether specific Stock Appreciation Rights shall supplement Option, (vi) make any adjustments pursuant to Section 11, (vii) determine whether a specific Award is intended to qualify as Performance-Based Compensation, (viii) designate one or more persons or agents to carry out any or all of its administrative duties hereunder including, but not limited to, appointment of the Designated Representative (provided that none of the duties required to be performed by the Committee under SEC Rule 16b-3 may be delegated to any other person or agent), (ix) prescribe any legends to be affixed to certificates representing shares granted or issued under the

Plan, and (x) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, a plan agreement and related documents. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4) or a successor thereto. The Committee’s interpretation of the Plan, any plan agreement, related documents, its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, Allied Enterprises, all Participants and Eligible Persons, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

(c) Limitation of Liability.  Members of the Board of Directors, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

(d) Administrative Plan Years.  The Plan shall be administered and operated on the basis of the “Plan Year.” The “Plan Year” is the Company’s annual accounting period, which is presently the twelve (12) month period ending on May 31. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years.

14.  Satisfaction of Minimum Withholding Tax Liabilities.

(a) In General.  The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any distributions incident to this Plan.

(i) Cash Distributions.  The Committee shall cause the Company to require any withholding tax obligation arising in connection with a cash distribution (or the cash portion of a distribution), up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Participant or Beneficiary.

(ii) Share Distributions.  The Committee shall cause the Company to withhold from any distribution of shares (including the portion of a distribution consisting of shares) under this Plan an amount equal to the Participant’s or Beneficiary’s minimum tax liability arising from such distribution. The withholding amount shall be obtained pursuant to Section 14(b). The Participant or Beneficiary shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

(b) Withholding from Share Distributions.   With respect to a distribution of shares pursuant to the Plan, the Committee shall cause the Company to sell the fewest number of such shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single share) the Participant’s Minimum Withholding Tax Liability resulting from such distribution. The Committee shall withhold the proceeds of such sale for purposes of satisfying the Participant’s Minimum Withholding Tax Liability. Notwithstanding anything contained in this Section 14 to the contrary, the Committee shall have no obligation to withhold amounts from distributions of shares pursuant to the exercise of Incentive Stock Options except as may otherwise be required by law.

(c) Delivery of Withholding Proceeds.  The Committee shall cause the Company to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant’s tax liability arising from a distribution.

(d) Minimum Withholding Tax Liability.  For purposes of this Section 14, the term “Minimum Withholding Tax Liability” is the product of: (i) the aggregate minimum applicable federal and applicable state and local income withholding tax rate on the date of a distribution pursuant to the Plan; and (ii) the Fair Market Value of shares distributable to the Participant determined as of the date of distribution.

15.  Section 409A.  Unless a plan agreement approved by the Committee provides otherwise, all Awards granted under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A, and all Awards shall be construed and administered accordingly.

16.  General Provisions.

(a) Non-Transferability of Awards.  No Award shall be transferable by a Participant other than by will, by the laws of descent and distribution, or to a Beneficiary in accordance with the Plan’s terms. Notwithstanding any provision of the Plan to the contrary, the Committee may permit a Participant to transfer any Award, other than an Incentive Stock Option, during his lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the relevant plan agreement.

(b) No Right To Continued Employment.  Nothing in this Plan or any plan agreement shall confer upon any person any right to continue in the employment of the Company, a Subsidiary or an Allied Enterprise, or affect the right of the Company, a Subsidiary or any Allied Enterprise to terminate the employment of any person at any time with or without cause.

(c) Satisfaction of Legal Requirements.  No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the Committee, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

(d) Limitation on Rights Relating to Common Stock Subject to Awards.  No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock other than such shares as have been issued to him or her. The Committee may provide for the transfer of shares of Common Stock to a trust (which may but need not be a grantor trust), escrow arrangement or other legal entity for the purpose of satisfying the Company’s obligations under this Plan. Except as may otherwise be required by applicable law, such shares shall be considered authorized and issued shares with full dividend and voting rights.

(e) Compliance With Foreign Laws Governing Stock Incentives.  If the laws of a foreign country in which the Company, a Subsidiary or any Allied Enterprise has Eligible Persons prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country, the Board of Directors may restate this Plan for the purpose of qualifying the restated plan and stock incentives granted thereunder under such laws or otherwise administer this Plan in compliance with such laws; provided, however, that: (i) the terms and conditions of a stock incentive granted under such restated plan may not be more favorable to the recipient than would be permitted if such stock incentive had been granted under the Plan as herein set forth; (ii) all shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of Section 5; (iii) the provisions of the restated plan cannot increase the Board’s discretion to amend or terminate such restated plan beyond that provided under this Plan; and (iv) no such restatement may cause any Award under the Plan to violate Section 409A.

(f) No Effect on Other Plans.  Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to Eligible Persons. An Eligible Person may be granted an

Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan, practice or arrangement.

(g) Preservation of Capital; Contractual Obligations.  The Company’s obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company’s capital or constitute a breach of, or cause the Company to be in violation of, any covenant, warranty or representation made by the Company in any agreement with respect to indebtedness for borrowed money to which the Company is a party before the date of grant of such Award.

(h) Acceptance of Plan Terms and Plan Administration.  By accepting benefits under the Plan, each Participant, Beneficiary or other person claiming under or through him or her, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

(i) Governing Law; Waiver of Jury Trial.  The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place, the residence of any party to such action and any place where the action may be brought. A Eligible Person’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Eligible Person, the Company or any other party under or with respect to the Award or the Plan.

(j) Gender and Number.  The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

17.  Amendment and Termination.  Subject to applicable stockholder approval requirements, the Plan may be amended by the Board of Directors at any time and in any respect. Unless stockholder approval is obtained, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or shall permit the exercise price of outstanding Options or Stock Appreciation Rights to be reduced, except as permitted by Section 11. The Plan may also be terminated for any reason and at any time by the Board of Directors. Subject to applicable stockholder approval requirements, no amendment or termination of this Plan shall materially and adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

RPM INTERNATIONAL INC. C/O NATIONAL CITY BANK P.O. BOX 92301 CLEVELAND, OH 44193-0900
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M16748-P84185-Z50291-Z50292	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RPM INTERNATIONAL INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES:

		☐	☐	☐

1.	ELECTION OF DIRECTORS 01) John P. Abizaid 02) Bruce A. Carbonari 03) James A. Karman 04) Donald K. Miller 05) Joseph P. Viviano

THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain

2.	APPROVE AN AMENDMENT TO RPM’S 2004 OMNIBUS EQUITY AND INCENTIVE PLAN	☐	☐	☐

3.	RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS RPM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOLLOWING PROPOSAL:

4.	CONSIDER A STOCKHOLDER PROPOSAL TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS	☐	☐	☐

In their discretion, to act on any other matter or matters which may properly come before the meeting.

For address changes and/or comments, please check this box and write them on ☐ the back where indicated.

Please indicate if you plan to attend this Annual Meeting.	☐	☐

	Yes	No

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE RPM ANNUAL MEETING
THURSDAY, OCTOBER 8, 2009 AT 2:00 P.M. EDT
THE HOLIDAY INN SELECT STRONGSVILLE

15471 Royalton Road, Strongsville, OH
Phone: (440) 238-8800

FROM CLEVELAND AND POINTS NORTH (INCLUDING
HOPKINS AIRPORT)

I-71 South to the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.

FROM THE OHIO TURNPIKE EAST AND WEST

Ohio Turnpike (I-80) to I-71 South (exit 161). Exit at the
North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.

FROM THE EAST
I-480 West to I-71 South. Exit at the North Royalton
exit (#231A).
Cross over bridge and the hotel is on the right hand side.

FROM THE SOUTH
I-71 North to the Strongsville exit (#231).

Turn right at end of ramp and hotel is on the right hand side.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M16749-P84185-Z50291- Z50292

RPM INTERNATIONAL INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE.
     The undersigned hereby appoints FRANK C. SULLIVAN and RONALD A. RICE, and each of them, as Proxy holders, with full power of substitution, to appear and vote as designated on the reverse side all the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 8, 2009 at 2:00 P.M. EDT, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.
     IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FIVE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” PROPOSAL TWO, “FOR” PROPOSAL THREE AND “AGAINST” PROPOSAL FOUR.
     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE.
     This Proxy Card also instructs Wachovia Bank, N.A. as Trustee of RPM International Inc. 401(k) Trust and Plan and Union 401(k) Trust and Plan, to vote in person or by Proxy at the Annual Meeting of Stockholders, all the shares of Common Stock of RPM International Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the reverse side hereof.
     Wachovia Bank, N.A. will vote the shares represented by this Proxy Card that is properly completed, signed, and received by Wachovia Bank, N.A. before 5:00 p.m. EDT on October 5, 2009. Please note that if this Proxy Card is not properly completed and signed, or if it is not received by the Trustee as indicated above, shares allocated to a participant’s account will not be voted. Wachovia Bank, N.A. will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.
     Wachovia Bank, N.A. makes no recommendation regarding any voting instruction.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS AVAILABLE
     The Company has the option of providing its Proxy Statements and Annual Reports over the Internet. If you have not done so in prior years, you may give your consent to receive these documents via the Internet and we will advise you when these documents become available. Once you give your consent, it will remain in effect until you notify the Company in writing by mail that you wish to resume mail delivery of the Proxy Statements and Annual Reports. Even if you give your consent, you will have the right to request copies of these documents at any time by mail. You will be responsible for costs associated with Internet usage, such as telephone charges and access fees. To give your consent, if you have not done so in prior years, please check the appropriate box located at the bottom of the reverse side of this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.